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                                                                  EXHIBIT 10.38



                            ASSET PURCHASE AGREEMENT

                                     between

                         UNION OIL COMPANY OF CALIFORNIA

                                       and

                             ASHLAND CHEMICAL, INC.

                                  dated as of

                                February 14, 1992


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                                TABLE OF CONTENTS

ARTICLE ONE - CERTAIN DEFINITIONS .......................................... 1
       Affiliate ........................................................... 1
       Asset Bill of Sale .................................................. 1
       Assets .............................................................. 1
       Assumed Liabilities ................................................. 1
       Base Rate ........................................................... 1
       Category A Property ................................................. 1
       Category B Property ................................................. 1
       Chemicals Distribution Business...................................... 1
       Chemical Substances ................................................. 3
       Claim Notice ........................................................ 3
       Closing ............................................................. 3
       Closing Date ........................................................ 3
       Confidential Information............................................. 3
       Consent ............................................................. 3
       Contracts ........................................................... 3
       Damages ............................................................. 3
       Deeds ............................................................... 4
       Due Date ............................................................ 4
       Effective Time ...................................................... 4
       Environmental Claims ................................................ 4
       Environmental Cleanup Liability ..................................... 4
       Environmental Compliance Costs ...................................... 5
       Environmental Laws .................................................. 5
       Exact Inventory Value ............................................... 6
       Exact Trade Accounts Payable Value .................................. 6
       Exact Trade Accounts Receivable Value................................ 6
       Indemnified Party ................................................... 6
       Indemnifying Party .................................................. 6
       Intellectual Property ............................................... 6
       Inventory ........................................................... 7
       Inventory Bill of Sale .............................................. 8
       Judgment ............................................................ 8
       Kansas City Lease ................................................... 8
       Late Payment Rate ................................................... 8
       Leased Personal Property ............................................ 8
       Leased Real Estate................................................... 8
       Legal Requirements .................................................. 8
       Liens ............................................................... 9
       Material Contracts .................................................. 9
       Non-Conforming Inventory ............................................10
       Operations ..........................................................10
       Options to Purchase Agreements ......................................10
       Options to Assume Leases ............................................10
       Owned Personal Property .............................................10
       Owned Real Estate ...................................................10
       Permits .............................................................10
       Permitted Encumbrances ..............................................11
       Person ..............................................................11

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
       Proceedings .........................................................11
       Proposed Amendment ..................................................11
       Real Estate ....................................................... .11
       Related Agreements ..................................................11
       Release .............................................................12
       Retained Assets ....................................... .............12
       Retained Liabilities ................................................12
       Returns ............................................................ 12
       Software License and Assignment..................................... 12
       Taking Category B Property Out of Service........................... 12
       Taxes  ..............................................................13
       To Unocal's knowledge............................................... 13
       Trade Accounts Payable  .............................................13
       Trade Accounts Payable Assumption .................................. 13
       Trade Accounts Receivable........................................... 13
       Trade Accounts Receivable Assignment.................................13
       Trademarks ......................................................... 14
       Transferred Employee ................................................14
       Waste ...............................................................14
       Working Capital Balance .............................................14

ARTICLE TWO - CLOSING; TRANSACTIONS; LIMITED ASSUMPTION OF
LIABILITIES.................................................................15
       2.1     Closing .....................................................15
       2.2    Transactions, Transfers of Assets and Deliveries
               of Monies ...................................................15
       2.3     Method of Payment ...........................................18
       2.4     Limited Assumption of Liabilities............................18
       2.5     Allocation of Purchase Price ................................22
       2.6     Allocation of Environmental Cleanup
               Liabilities..................................................22

ARTICLE THREE - REPRESENTATIONS AND WARRANTIES OF UNOCAL....................26
       3.1     Organization.................................................26
       3.2     Authority; Enforceability....................................26
       3.3     Consents ....................................................26
       3.4     No Breach .................................................. 27
       3.5     Financial Statements; Liabilities ...........................27
       3.6     Title to Property ...........................................28
       3.7     Real Estate .................................................29
       3.8     This Section intentionally left blank .......................30
       3.9     Compliance with Laws ........................................30
       3.10    Outstanding Commitments .....................................30
       3.11    Employee Matters.............................................30
       3.12    Employment Benefits .........................................31
       3.13    Actions and Proceedings......................................31
       3.14    Employee Relations ..........................................32
       3.15    Absence of Certain Changes...................................32
       3.16    Brokers ....................................... .............33
       3.17    Other Purchaser Liabilities .................................33
       3.18    Inventory ...................................................34
       3.19    Trade Accounts Payable ......................................34
       3.20    Trade Accounts Receivable....................................34
       3.21    Customers and Suppliers .....................................34

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
       3.22    Condition of Certain Assets..................................34
       3.23    Tax Matters .................................................34
       3.24    No Business Relationship with South Africa...................35
       3.25    Permits .....................................................35
       3.26    Completeness of Information..................................35

ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF PURCHASER .................36
       4.1     Organization.................................... ............36
       4.2     Authority; Enforceability .................................  36
       4.3     Consents ....................................................36
       4.4     No Breach....................................................37
       4.5     Actions and Proceedings......................................37
       4.6     Brokers......................................................37
       4.7     Completeness of information..................................37

ARTICLE FIVE - ACTIONS PRIOR TO CLOSING ....................................39
       5.1     Operations and Actions ......................................39
       5.2     Casualty Loss; Condemnation; Injunction......................40
       5.3     Inspections .................................................41
       5.4     Reasonable Efforts...........................................41
       5.5     Transfer or Reissuance of Permits............................42
       5.6     Amendments to Schedules .....................................42
       5.7     Offers of Employment: Transferred Employees..................43

ARTICLE SIX - CONDITIONS PRECEDENT TO OBLIGATIONS OF UNOCAL
AND PURCHASER ..............................................................45
       6.1     Conditions Precedent to Obligations of
               Purchaser ...................................................45
       6.2     Conditions Precedent to Obligations of Unocal ...............47

ARTICLE SEVEN - INDEMNIFICATION ............................................49
       7.1     Indemnification by Unocal................................... 49
       7.2     Claims Regarding Exposure Before and After the
               Effective Time ..............................................52
       7.3     Indemnification by Purchaser ................................52
       7.4     Method of Asserting Claims, Etc..............................54
       7.5     Survival of Representations and Warranties;
               Limitation of Liabilities ...................................57
       7.6     Right to Cure ...............................................57
       7.7     Construction Contracts.......................................58

ARTICLE EIGHT - TERMINATION ................................................59
       8.1     Grounds for Termination......................................59
       8.2     Effect of Termination........................................60

ARTICLE NINE - ACTIONS AFTER THE CLOSING....................................61
       9.1     Employee Benefit Matters.....................................61
       9.2     Further Assurances ..........................................64
       9.3     Payment of Transfer Taxes; Recording Fees....................65
       9.4     Payment of Certain Expenses Due and Payable
               After the Effective Time; Prepaid Expenses...................65
       9.5     Contracts Not Assigned at Closing ...........................65
       9.6     Undisclosed Material Contracts...............................66
       9.7     Casualty Repair; Taking Proceeds.............................66

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
       9.8     Adjustment to Payment by Purchaser...........................67
       9.9     Uncollected Trade Accounts Receivable........................70
       9.10    Reimbursement for Certain Items .............................70
       9.11    Cooperation..................................................70
       9.12    Preparation of Returns ......................................72
       9.13    Removal of Non-Conforming Inventory and Stored
               Waste........................................................73
       9.14    Carteret.....................................................73

ARTICLE TEN - MISCELLANEOUS.................................... ............74
       10.1    Like Kind Exchange...........................................74
       10.2    Publicity....................................................74
       10.3    No Shopping .................................................74
       10.4    Confidentiality, Nondisclosure and
               Noninterference..............................................75
       10.5    Costs and Expenses...........................................77
       10.6    Notice.......................................................77
       10.7    Assignment...................................................78
       10.8    Counterparts.................................................79
       10.9    Entire Agreement ............................................79
       10.10   Headings.....................................................79
       10.11   Schedules....................................................79
       10.12   Governing Law................................................79
       10.13   No Third Party Rights........................................80
       10.14   Limitation of Liability......................................80
       10.15   Waivers and Amendment........................................80
       10.16   Severability ................................................80
       10.17   Time Computation ............................................80

ARTICLE  ELEVEN - COVENANT NOT TO COMPETE ..................................81
       11.1    Introduction ................................................81
       11.2    Covenant Not to Compete .....................................81
       11.3    Definition of Chemicals Distribution Business................81
       11.4    Consideration ...............................................82
       11.5    Injunctive Relief............................................82
       11.6    Separate Enforceability .....................................83
       11.7    Term of Article 11 ..........................................83

ARTICLE TWELVE - COUNTERVAILING PAYMENTS ...................................84

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ASSET PURCHASE AGREEMENT, including all the Exhibits and Schedules referred to herein (this "Agreement"), dated as of February 14, 1992, made between UNION OIL COMPANY OF CALIFORNIA dba Unocal ("Unocal"), a California corporation, and ASHLAND CHEMICAL, INC. ("Purchaser"), an Ohio corporation.

WHEREAS, pursuant to this Agreement, Purchaser shall purchase Unocal's Chemicals Distribution Business, including Unocal's interest in the Assets and Inventory.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and undertakings contained or referred to in this Agreement, the parties hereby agree as follows:

                        ARTICLE ONE - CERTAIN DEFINITIONS

Capitalized terms used in this Agreement are used as defined in this Article One or elsewhere in this Agreement.

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise. Irrespective of this definition or any other definition, the term "Affiliate" does not include The UNO-VEN Company.

"Asset Bill of Sale" shall mean the general bill of sale from Unocal to Purchaser conveying Unocal's interest in the Assets, substantially in the form of Exhibit A.

"Assets" shall mean all tangible and intangible assets used in or related to the Chemicals Distribution Business (except the Retained Assets) which are described in Exhibit B.

"Assumed Liabilities" shall have the meaning specified in Section 24(b).

"Base Rate" shall mean the lesser of ten percent (10%) per annum and the maximum rate of interest permitted by applicable law.

"Category A Property" shall mean that Real Estate specified as Category A on
Schedule 3.7(a).

"Category B Property" shall mean that Real Estate specified as Category B on
Schedule 3.7(a).

"Chemicals Distribution Business" shall mean all of the business activities carried on by Unocal up to the date of Closing under the

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name "Unocal Chemicals Distribution," namely the Assets, the Operations, the marketing and sale of:

      (i) any chemicals, hydrocarbon solvents, hydrocarbon solvent blends, chemical blends, chemical/hydrocarbon blends, and

      (ii) hydrocarbon solvents or hydrocarbon solvent blends predominantly shipped in less than a full tank truck load; and

      (iii) hydrocarbon solvents in full combination tank truck loads to a class of trade which has predominantly purchased in mixed hydrocarbon solvent and chemical tank truck loads;

but specifically excluding Unocal's marketing and sale of:

      (i) hydrocarbon solvents manufactured at or shipped from the UNO-VEN Refinery or from tankage in the Chicago area historically associated with said Refinery, or the Toledo terminal, or the Catlettsburg Refinery, or manufactured at and shipped from any Unocal refinery, and in at least a full tank truck load, which is defined as one or more hydrocarbon solvents, in combination or blended, comprising a full load, and delivered to one destination;

      (ii) hydrocarbon solvents which Unocal purchases to offset shortfalls from production at the UNO-VEN refinery and resells in a single product, in at least a full tank truck load delivered to one destination;

      (iii) hydrocarbon solvents which Unocal exchanges for delivery into tanks of resellers or distributors in a single product, in at least a full tank truck load delivered to one destination;

      (iv) hydrocarbon solvents which Unocal purchases or exchanges and resells in the same manner and to the same class of trade as historically, and in at least a full tank truck load, which is defined as one or more hydrocarbon solvents, in combination or blended with hydrocarbon solvents produced at the UNO-VEN Refinery or any Unocal refinery, comprising a full load, and delivered to one destination;

      (v) hydrocarbon solvents for distributor pickups, including Ashland Chemical, at the UNO-VEN Refinery and Toledo terminal; and

      (vi) provided that minor additives of no more than one percent may be blended with such hydrocarbon solvents or hydrocarbon solvent blends.

As used throughout this definition, "full tank truck load" shall mean those normal over-the-road bulk hydrocarbon transport vehicles having a minimum quantity of 80% of shell capacity in the case of


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ASSET PURCHASE AGREEMENT, CHEMICALS DISTRIBUTION BUSINESS          Page 2 of 85
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aromatic solvents and 90% of shell capacity in the case of aliphatic solvents.
In the case of a combination load, each compartment must be utilized and the aggregate amount must be not less than 80% of shell capacity.

"Chemical Substances" shall mean any chemical substance, including, but not limited to, any sort of pollutants; contaminants; chemicals; raw materials; intermediates; products; industrial, solid, toxic or hazardous substances, materials, or wastes; or petroleum products, including crude oil or any component thereof.

"Claim Notice" shall have the meaning specified in Section 7.4(a).

"Closing" shall have the meaning specified in Section 2.1.

"Closing Date" shall have the meaning specified in Section 2.1.

"Confidential Information" shall have the meaning specified in Section 10.4(a).

"Consent" shall have the meaning specified in Section 3.3.

"Contracts" shall mean any and all oral or written contracts, agreements, franchises, warranties, understandings, arrangements, leases, licenses, registrations, authorizations, rights of way, mortgages, bonds, notes and other instruments and obligations and interests therein or rights thereunder, excluding any Permits.

"Damages" shall mean any and all obligations, liabilities, damages, penalties, deficiencies, losses, judgments, settlements, costs and expenses (including, but not limited to, costs and expenses reasonably incurred in connection with a defense, performing obligations, interest, bonding and appellate costs and attorneys', accountants', engineers', consultants' and investigators' reasonable fees and disbursements), and including interest on such Damages at

      (i) the Base Rate beginning thirty (30) days after the date on which the Indemnified Party makes a payment in respect of a claim or demand asserted by a third party against the Indemnified Party for which the Indemnified Party is entitled to indemnification hereunder or

      (ii) the Late Payment Rate on the date a Judgment is entered in favor of the Indemnified Party, if such claim does not arise out of a claim or demand asserted by a third party against the Indemnified Party.

Irrespective of any other term in this Agreement or Related Agreements' damages do not include any special, indirect or consequential damages, including loss of profits or revenue, business interruption or any other similar losses.

Furthermore, Unocal's liability to Purchaser for any Damages or Retained Liabilities directly or indirectly related to this


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Agreement regardless of whether Unocal is alleged to be negligent actively, passively or not at all, including but not limited to, any Related Agreements or any Material Contracts, except for Damages related to liability to Purchaser or to third parties to the extent due to the sole negligence or willful misconduct of Unocal, Environmental Cleanup Liability, Claims Regarding Exposure Before and After the Effective Time (Section 7.2), Article Eleven, or Article Twelve off-site transportation, storage, disposal or treatment of any Chemical Substances by or on behalf of Unocal and its Affiliates, and Sections 2.2(b), 5.2, 9.1, 9.3, 9.4, 9.7, 9.8, 9.9, 9.10, 9.12 and 9.13 shall not exceed seven million five hundred thousand dollars ($7,500,000). Notwithstanding any other language in this Agreement, Unocal's obligations to Purchaser for Environmental Compliance Costs incurred after the Effective Time and including costs for work performed or paid by or on behalf of Unocal and costs of Purchaser indemnified by or on behalf of Unocal shall not exceed five million dollars ($5,000,000) in the aggregate and Environmental Compliance Costs for which Unocal is obligated to reimburse Purchaser shall be included as part of the overall seven million five hundred thousand dollar limit on Damages and indemnifications from Unocal to Purchaser.

"Deeds" shall mean the respective form of deeds substantially as set forth in Exhibit N which may be amended to conform to the title insurers requirements and applicable law.

"Due Date" shall mean the original date specified on the invoice by which payment is due.

"Effective Time" shall mean 11:59 P.M. Eastern Standard Time on the Closing
Date.

"Environmental Claims" shall mean any claim made, asserted or prosecuted by or on behalf of any third party (whether based on negligent acts or omissions, statutory liability, or strict liability without fault or otherwise), including, without limitation, any governmental entity, to the extent relating to the Assets or Operations and resulting from the violation of or an allegation which may give rise to liability under any Environmental Laws. An Environmental Claim shall not include any cost, expense or liability that comes within the definition of an Environmental Compliance Cost or an Environmental Cleanup Liability; provided, however, the Environmental Claims shall not include any claim for personal injury or illness by any individual, whether an employee, nonemployee or otherwise, or their respective legal representatives, heirs, beneficiaries and estates. Environmental Claims includes any Damages associated with resolving such claims.

"Environmental Cleanup Liability" shall mean any reasonable cost or expense of any nature whatsoever required by any third party, including, but not limited to, any federal, state or local administrative or governmental authority, to be undertaken under or pursuant to any Environmental Laws to identify, contain, remove, remedy, respond to, clean up, or abate any Release of Chemical Substances, or other contamination of surface water, groundwater,



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land surface or subsurface strata, whether on-site or off-site, arising from activities involving the Assets or from the Operations.

For purposes of this definition, the requirements of any Workplan as defined in
Section 2.6(c), the requirements of any final order issued by any such agency, or the decision of any such agency indicating no cleanup is required, shall be presumed to define the requirements of Environmental Laws within one year after the transfer of title or assumption of lease but not to exceed three years from the Effective Time for a Category B Property, subject to the right of Unocal to rebut the presumption. The above presumption shall apply only to an initial Workplan, order or applicable agency decision and not to any amendment, supplement, revision of same. Unocal may rebut the presumption by reference to statutory law, legislative history, regulations, the administrative record of regulations, orders, rulings, policy, guidance, announcements, past present and future practice, the statements and correspondence of agency officials and other knowledgeable persons, and/or other credible information without regard to formal rules of evidence. Unocal shall notify Purchaser in writing of its intent to rebut the presumption described in this Section within one year of the approval of the Workplan, or issuance of the order or applicable agency decision which created the presumption, or of the filing of a Claim Notice by Purchaser with respect thereto, whichever is latest.

"Environmental Compliance Costs" shall mean any reasonable cost or expense of any nature whatsoever reasonably necessary to enable the Chemicals Distribution Business to comply with all applicable federal and state occupational safety and health laws in effect and requiring the Assets and Operations to be in compliance as of the Effective Time and Environmental Laws, regulating the manufacture, generation, formulation, processing, permitting, registration, reporting, record keeping, planning, training, labelling, distribution, use, treatment, handling, storage, disposal, or transportation, construction, operation, use, physical structure, condition, removal, or demolition of or with respect to any Chemical Substances or of any building, facility, equipment, fixture or other structure containing a Chemical Substance, including, without limitation, those Legal Requirements relating to the managements use, storage, disposal, clean-up or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substances, except that an Environmental Compliance Cost shall not include any cost, expense or liability that comes within the definition of an Environmental Cleanup Liability.

"Environmental Laws" shall include any Legal Requirement applicable to the Assets or Operations herein, effective:

      (a) as of the Effective Time, for an Environmental Compliance Cost, or an Environmental Claim; or

      (b)   for an Environmental Cleanup Liability,


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            (i)  within one year of the Effective Time for a Category A
            Property, and

            (ii) within one (1) year of transfer of title or assumption of lease, but not to exceed three (3) years from the Effective Time, for a Category B Property,

that relate to pollution or protection or cleanup of the environment (including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Oil Pollution Act of 1990 ("OPA"), and other such Lega1 Requirements relating to:

      (a) Release, containment, removal, remediation, response, cleanup or abatement of any sort of Chemical Substances;

      (b) the manufacture, generation, formulation, processing, labelling, distribution, use, treatment, handling, storage, disposal or transportation of any Chemical Substances;

      (c) the physical structure or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, clean-up or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance; and

      (d)   federal and state occupational safety and health laws.

"Exact Inventory Value" shall have the meaning specified in Section 9.8(a)(i).

"Exact Trade Accounts Payable Value" shall have the meaning specified in Section 9.8(a) (iii).

"Exact Trade Accounts Receivable Value" shall have the meaning specified in
Section 9.8(a)(ii).

"Indemnified Party" shall have the meaning specified in Section 7.4.

"Indemnifying Party" shall have the meaning specified in Section 7.4.

"Intellectual Property" shall mean the Trademarks and any and all patents, patent applications, copyrights, copyright registrations, applications for the registration of copy-rights, technical information, industrial know-how, technology and trade secrets, and the goodwill associated with any of the foregoing, used commercially as of the Effective Time by Unocal or its Affiliates solely in connection with the Operations.


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"Inventory" shall mean Unocal's store of non-obsolete and merchantable finished goods and raw materials of the Operations held on the premises, or en route to the premises of the Assets for purposes of resale, as reflected on Schedule 3.18, plus additions thereto and deletions therefrom, in the ordinary course of business, from the date thereof of Schedule 3.18 to the Closing Date. As used in this definition, the word "non-obsolete" shall mean Products with respect to which Unocal has in the normal course of the Operations made deliveries to customers within the three month period October through December 1991, and with respect to which Unocal has no knowledge as of the Closing Date that continuing sales of any such product will be substantially decreased or halted. As used in this definition, the word "merchantable" shall describe finished goods and raw materials which:

      (a)   pass without objection in the trade under the contract description;

      (b) in the case of the fungible goods, are of fair average quality within the description;

      (c)   are fit for the ordinary purposes for which such goods are used;

      (d) run of even kind, quality and quantity within each unit and among all units involved;

      (e)   are adequately contained, packaged, and labeled; and

      (f) conform to the promises or affirmations of fact made on the container or label, if any.

Notwithstanding anything herein to the contrary, "Inventory" shall not include, except as set forth on Schedule 3.18;

      (a) any Unocal product which has been manufactured, blended, amalgamated or otherwise produced from "line flush", "drips", "heels," or similar odd lots of other products, and sold or inventoried as liquifier; or

      (b) amounts of finished goods and raw materials on a facility-by-facility basis which exceed sales of the respective product within the last quarter of the calendar year 1991, except those products

            (i) which were purchased in quantities that exceed an average three-months of sales to take advantage of favorable prices or economics, and the inventory level thereof does not exceed a three month sales forecast,

            (ii) which are used in blending and are only available for purchase from suppliers in minimum quantities which exceed average three-months of sales,


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            (iii) which are new products inventoried for the first time in the last six months of 1991, and

            (iv) where Unocal can demonstrate that the time interval, between sales of the product, exceeds three months; or

            (c) product in opened, supplier-packaged or partially filled containers.

"Inventory Bill of Sale" shall mean the general bill of sale from Unocal to Purchaser conveying all of the Inventory substantially in the form of Exhibit C.

"Judgment" shall mean any and all final and non-appealable judgments, orders, directives, rulings, decisions, restraining orders, injunctions, decrees or awards of any federal, state, local or foreign court, arbitrator or administrative or governmental authority, bureau or agency.

"Kansas City Lease" shall mean a lease between Unocal as lessor and P9rchaser as lessee, substantially in the form of Exhibit D.

"Late Payment Rate" shall mean the lesser of fifteen percent (15%) per annum and the maximum rate of interest permitted by applicable

"Leased Personal Property" shall mean all Assets that are personal property which Unocal does not own but as to which the Chemicals Distribution Business has the benefit, use, enjoyment or possession under a lease or license.

"Leased Real Estate" shall mean Real Estate leased by Unocal and identified on
Schedule 3.7(a) as Leased Real Estate.

"Legal Requirements" shall mean any and all applicable

      (i) federal, state, local and foreign laws (statutory, judicial or otherwise), rules, ordinances and regulations,

      (ii)  Judgments,

      (iii) Contracts with any federal, state, local administrative or governmental authority, bureau or agency relating to compliance with matters described in (i) or (ii) above, and

      (iv) Permits;

as any of the foregoing matters described in (i), (ii), (iii) or (iv) may have been waived, amended, varied or otherwise modified.

As used in the definition of Environmental Law as that term is used in the definition of Environmental Compliance Cost, a Legal Requirement is effective on the date it mandates a specific


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requirement to be implemented or completed by that date. As used in the definition of Environmental Law as that term is used in the definition of Environmental Cleanup Liability, a Legal Requirement includes but is not limited to a cleanup standard; provided however, that such Legal Requirement is defined and binding within one year from the Effective Time.

"Liens" shall mean any and all liens, mortgages, charges, pledges, Security interests, burdens or other claims, encumbrances of any nature whatsoever, including, but not limited to, such as may arise under any Contracts or Judgments.

"Material Contracts" shall mean all Contracts that are listed on Schedule 2.4(b)(v)(A) and that are material and pertain to the Chemical Distribution Business, including, but not limited to, all Contracts described below to which Unocal is a party that relate primarily to the Assets or Operations:

      (i) all Contracts which have a remaining term of more than one year, cannot be terminated by Unocal without cost on ninety (90) days' written notice or less and the terms of which provide for future payment or receipt by Unocal of an annual amount in excess of $10,000 per contract;

      (ii) all Contracts under which Unocal is committed to pay for or to provide goods or services with an annual value of more than $10,000 per contract;

      (iii) all Contracts between or among Unocal and any of its Affiliates;

      (iv) all confidentiality and non-competition Contracts, other than any such Contracts included in a license of Intellectual Property included under clause (viii) immediately below, which restrict the Operations;

      (v) all employment Contracts other than those for normal employer/employee relationships which are terminable at will without payments other than normal severance pay pursuant to the employer's severance policy or pursuant to applicable Legal Requirements;

      (vi) all partnership, joint venture or profit sharing Contracts, but excluding any contracts with The UNO-VEN Company;

      (vii) all Contracts which relate to borrowing money or providing guarantees of indebtedness for monies borrowed by any other Person;

      (viii)all licenses of Intellectual Property other than those licenses that are immaterial, individually or in the aggregate, to the respective Assets and/or Operations;

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

      (ix) all leases, licenses, rights of way or similar arrangements in respect of the use of any real estate, other than such as are immaterial, individually or in the aggregate, to the respective Assets and/or Operations;

      (x) all sales agency, distributorship and consultant agreements or agreements providing for the services of an independent contractor to which Unocal is a party or by which it is bound;

      (xi) each agreement not otherwise listed herein to which Unocal is a party or which has, or may have, a material effect on the Assets or Operations (excluding any Contract with the UNO-VEN Company) other than such as are immaterial, individually or in the aggregate, to the respective Assets and/or Operations; and

      (xii) contracts for the supply of products to the Chemicals Distribution Business, excluding contracts with the UNO-VEN Company and contracts or portions thereof which are subject to restrictions.

"Non-Conforming Inventory" shall mean all finished goods or raw materials not meeting the definition of Inventory.

"Operations" shall mean the Chemicals Distribution Business which includes the business and activities conducted by Unocal in connection with any of the Assets prior to the Effective Time.

"Options to Purchase Agreements" shall mean agreements, substantially in the form of Exhibit F, between Purchaser and Unocal for Category B Property.

"Options to Assume Leases" shall mean agreements, substantially in the form of Exhibit G, between Purchaser and Unocal for Category B Property.

"Owned Personal Property" shall mean all Assets that are personal property, other than Trade Accounts Receivable which Unocal owns which the Chemicals Distribution Business has the benefit, use, enjoyment and possession thereof.

"Owned Real Estate" shall mean Real Estate owned by Unocal or an Affiliate and identified on Schedule 3.7(a) as Owned Real Estate.

"Permits" shall mean any and all permits, authorizations, approvals, registrations, rights of way, orders, waivers, variances or other licenses issued or granted by any federal, state or local administrative or governmental authority, bureau or agency which are held by Unocal or any of its Affiliates

      (i) under any Legal Requirement, including, but not limited to, Environmental Laws, or
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

      (ii) under, or pursuant to, any Judgments or any Contracts with any such administrative or governmental authority, bureau or agency relating in each case to compliance with any Legal Requirement.

"Permitted Encumbrances" shall apply only to those Assets owned by Unocal and its Affiliates and shall mean any Liens that

      (i)   are defined in Section 3.6 as a Permitted Encumbrance,

      (ii) are immaterial, individually or in the aggregate, to the respective Assets and/or Operations, or

      (iii) by reason of ad valorem property taxes or assessments payable but not yet due.

"Person" shall mean any individual, partnership, joint venture, firm , corporation, association, trust or other entity or any government or political subdivision or any agency, department or instrumentality thereof.

"Proceedings" shall have the meaning specified in Section 3.13(a) and 4.5 as to Unocal and Purchaser respectively.

"Proposed Amendment" shall have the meaning specified in Section 5.6.

"Real Estate" shall mean Owned Real Estate and Leased Real Estate that are not Retained Assets. All Real Estate is divided into Category A Property or Category B Property and so identified on Schedule 3.7(a).

"Related Agreements" shall mean this Agreement and:

     (i)    the Inventory Bill of Sale (Exhibit (C);

     (ii)   the Kansas City Lease (Exhibit (D);

     (iii)  the Software License Agreement (Exhibit E);

     (iv)   the Option to Purchase Agreements (Exhibit F);

     (v)    the Option to Assume Leases (Exhibit G)

     (vi)   the Trade Accounts Payable Assumption (Exhibit H)

     (vii)  the Trade Accounts Receivable Assignment (Exhibit I);

     (viii) the Operating Agreement (Exhibit J);

     (ix)   the Hydrocarbon Supply Agreement (Exhibit K);

     (x)    the Assignment and Assumption of Leases (Exhibit L);

     (xi)   the Bridging Services Agreement (Exhibit R);


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

     (xii)  the Carteret Operating Agreement, (Exhibit S);

     (xiii) the Clark, New Jersey Sublease (Exhibit U);

and other agreements between Unocal and Purchaser referenced herein or attached hereto as Exhibits.

"Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the environment of any kind whatsoever (including also the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

"Retained Assets" shall mean all properties (including any Contracts), other than the Assets, owned or held by Unocal or any of its Affiliates, whether or not in connection with or related to the operations, including, without limitation,

     (i) all cash,

     (ii) all rights of Unocal and any of its Affiliates under this Agreement,

     (iii) the agreements and instruments delivered to Unocal or any of its Affiliates pursuant to this Agreement,

     (iv) any and all Trademarks except to the extent rights in the Trademarks are granted to Purchaser pursuant to this Agreement, and

     (v) other assets specifically set forth on Schedule 1; provided, however, that no tangible property situated on any Real Estate shall be a Retained Asset unless it is listed as a Retained Asset on Schedule 1.

"Retained Liabilities" shall have the meaning specified in Section 2.4(a).

"Returns" shall mean all federal, state, local or other governmental income and franchise tax returns and all sales, use, payroll, withholding and other tax returns.

"Software License and Assignment" means the permissible assignment by Unocal to Purchaser of software purchased from a third party and nonexclusive licenses to use Unocal's proprietary software, substantially in the form of Exhibit E.

"Taking Category B Property Out of Service" shall include but not be limited to the following:

     (i) Lawfully and safely leaving Category B Property in place in accordance with Unocal's shut-down procedures substantially in the form of Exhibit M and all Environmental

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

     Laws and all Legal Requirements for health and safety then in effect;

     (ii) disposing of any Chemical Substance or Waste arising out of or related to the activities under (i) above, in accordance with all Environmental Laws in effect at the time of such disposal.

"Taxes" shall mean all federal, state and local taxes, assessments, withholdings or other similar governmental charges and any interest and penalties thereon.

"To Unocal's knowledge" shall mean to the actual knowledge of managerial personnel employed by Unocal or such knowledge as any such person would reasonably be expected to have by reason of his or her position with Unocal in the exercise of his or her normal duties in the ordinary course of business.

"Trade Accounts Payable" shall mean all of Unocal's liabilities and obligations which were incurred in the ordinary course of the operations prior to the Closing Date for Inventory, raw materials, operating supplies, utilities, and services (other than employment), taken from the books of Unocal as of the close of business on the Closing Date and which relate to Assets or operations including sales taxes listed on the invoices. In no event shall Trade Accounts Payable include Taxes payable by Unocal, or intracompany amounts payable by Unocal, or amounts payable to an Affiliate.

"Trade Accounts Payable Assumption" shall mean the assumption document whereby Purchaser assumes the Trade Accounts Payable substantially in the form of Exhibit H.

"Trade Accounts Receivable" shall mean all of Unocal's accounts receivable from third parties which arose in the ordinary course of the Operations prior to the Closing Date, and taken from the books of Unocal as of the close of business on the Closing Date and which relate to Assets or Operations but shall not include accounts receivable in any of the following categories:

     (i)  Those which have been referred to a collection agency;

     (ii) Receivables from customers involved in bankruptcy, insolvency or similar proceedings;

     (ii) Receivables subject to disputes, claims or active litigation; or

     (iv) Receivables then outstanding more than 45 days past their due date.

"Trade Accounts Receivable Assignment" shall mean the assignment document from Unocal to Purchaser conveying the Trade Accounts Receivable substantially in the form of Exhibit I.

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

"Trademarks" shall mean the registered product marks LACTOL, NAPHTOLITE, TEXTILE, and RETARDSOL that Purchaser shall be permitted to use only on commercial literature, written quotes, purchase orders, bills of lading or invoices if and when the product being used or sold is a Unocal product.

"Transferred Employee" shall mean any employee of Unocal who becomes an employee of Purchaser as set forth in Section 5.7(b).

"Waste" shall mean any Chemical Substance subject to regulation as under any Environmental Laws, including, without limitation, solid waste, hazardous waste, residual waste and industrial waste.

"Working Capital Balance" shall mean the difference between sixty one million dollars ($61,000,000) and the total of the Exact Inventory Value and Exact Trade Accounts Receivable Value less the Exact Trade Accounts Payable Value.

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

                      ARTICLE TWO - CLOSING; TRANSACTIONS;
                        LIMITED ASSUMPTION OF LIABILITIES


2.1    Closing

The closing of the transactions provided for in this Agreement (the "Closing") shall be held on February 28, 1992 at Schaumburg, Illinois or such other date and place as the parties hereto may designate by mutual consent (the "Closing Date").

2.2    Transactions Transfers of Assets and Deliveries of Monies

Subject to the prior or simultaneous:

       (i) satisfaction or waiver of all the conditions precedent specified in Section 6.1 in the case of Purchaser; and

       (ii) satisfaction or waiver of all the conditions precedent specified in Section 6.2 in the case of Unocal,

the following shall take place:

       (a) The Closing. The purchase and sale of all the Assets, except the Category B Properties listed on Schedule 3.7(a), shall be consummated on the Closing Date and shall be effective as of the Effective Time. The following transactions shall be deemed to take place simultaneously:

              (i) Purchaser shall deliver to Unocal eighty five million dollars ($85,000,000) on the Closing Date as payment for the Chemicals Distribution Business, including the Assets, and Operations, subject to adjustment as provided for in Section 9;

              (ii) Unocal shall use its best efforts to deliver duly executed Deeds for the Owned Real Estate at Conshohocken, PA; Dallas, TX; Fairfield, CA; Houston, TX; Lemont, IL; Nashville, TN; and St. Paul, MN.;

              (iii) If, despite Unocal's best effort, a Deed for any of the property cannot be delivered on the Closing Date, Unocal shall, until the transfer of title is accomplished by transfer of a Deed, operate the affected property pursuant to the same terms substantially in the form of Exhibit S;

              (iv) Unocal will use its best efforts to secure approval from the State of New Jersey Department of Environmental Protection of an Administrative Consent Order, allowing Unocal to transfer title to the Carteret, New Jersey facility and if successful, Unoca1 shall deliver a Deed for that property at
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

              Closing. In the event that the delivery of a duly executed Deed for the Carteret, New Jersey property is delayed past Closing Date by applicable laws or regulation, Unocal will continue to use its best efforts to secure approval from New Jersey to transfer the title to the Carteret, New Jersey property to Purchaser. In the interim period between Closing and delivery of a Deed following approval from the applicable authorities to transfer title, Unocal shall operate the Carteret, New Jersey facility pursuant to the terms of the Carteret Operating Agreement substantially in the form of Exhibit S.

              (iv) Unocal shall deliver duly executed documents transferring title to all owned automobiles, trucks and any other personal property where title is evidenced by registry with a governmental body.

              (v) Unocal shall deliver a duly executed Asset Bill of Sale substantially in the form of Exhibit A.

              (vi) The parties shall execute duplicate originals of an Assignment and Assumption of Leases in the form of Exhibit L for Leased Personal Property that is to be assigned or assumed at the Effective Time.

              (vii) Unocal shall execute and deliver to Purchaser duly executed Trade Accounts Receivable Assignment in the form of Exhibit I.

              (viii) Purchaser shall deliver a duly executed Trade Accounts Payable Assumption in the form of Exhibit H.

              (ix) Unocal shall execute and deliver to Purchaser such other documents as reasonably requested by Purchaser to vest title in Purchaser of all Assets other than those described in (ii) above owned by Unocal and to assign to Purchaser all of Unocal's rights in Assets leased and assignable by Unocal, all of aforesaid pursuant to the provisions of this Agreement.

              (x) The parties shall execute and deliver no less than two duplicate originals of the Related Agreements and other agreements referenced herein or attached hereto as Exhibits to be executed by the parties at the closing.

              (xi) Unocal shall execute and deliver to Purchaser a Certificate of No Additional Liens and Encumbrances substantially in the form of Exhibit T.

              (xii) Unocal shall execute and deliver to Purchaser, Options to Purchase for all Owned Real Property which appear on Schedule 3.7(a) and which Unocal has not

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

              delivered a Deed pursuant to (ii) above substantially in the form of Exhibit F.

       (b)    Payments After Closing

              (i)    Unocal shall deliver to Purchaser:

                     (A) six hundred thousand ($600,000) on the twelfth month anniversary date of the Closing Date; and

                     (B) five hundred thousand ($500,000) on the twenty-fourth month anniversary date of the Closing Date; and

                     (C) four hundred thousand ($400,000) on the thirty-sixth month anniversary date of the Closing Date; and

                     (D) three hundred thousand ($300,000) on the forty-eighth month anniversary date of the Closing Date; and

                     (E) two hundred thousand ($200,000) on the sixtieth month anniversary date of the Closing Date.

              The Base Rate will apply to any payment pursuant to this Section 2.2(b) that is made late.

       (c) Transfer of Category B Property. With respect to Category B Property, Purchaser may from time-to-time within

              (i) three years from the Closing Date for each Distribution Center except for Tampa, FL;

              (ii) two years for the Distribution Center and terminal at Tampa, Florida; and

              (iii)  one year for all other terminals listed on Schedule 3.7(a),

      elect to take title to any or all sites of the Owned Real Estate in accordance with the Option to Purchase Agreements, or assume the lease of Leased Real Estate in accordance with the Option to Assume Leases. Forthwith upon receipt of any such notice, in the case of Owned Real Estate, Unocal shall convey the title to Purchaser by the form of Deed for that property or in the case of Leased Real Estate, Unocal and Purchaser shall enter into an Assignment and Assumption of Lease for that property. All of the provisions respecting the transfer of title and assignment of leases of Category A Property shall apply to any such transfer of interests of Category B Property.

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

2.3    Method of Payment

All amounts to be paid or transferred to any Person shall be paid in immediately available funds by wire transfer to a U.S. bank account designated by such Person.

2.4    Limited Assumption of Liabilities

       (a) "Retained Liabilities" shall mean, to the extent not assumed by Purchaser elsewhere in this Agreement, any and all liabilities (whether known, unknown, accrued, absolute, contingent or otherwise) that arose, existed or were incurred at or before the Effective Time, regardless of when payable. For the purposes of the immediately preceding sentence, any obligations or liabilities (whether under a Contract, at common law or otherwise) or claims or causes of action that arise out of a transaction or occurrence shall be deemed to have been incurred at the time of such transaction or occurrence, irrespective of the date or time on which such obligation, liability, claim or cause of action may be asserted.

       (b) Upon the condition that the Closing shall occur, Purchaser hereby assumes and agrees to discharge, effective at and after the Effective Time, any and all liabilities and obligations (the "Assumed Liabilities") of Unocal:

              (i) under any contract or Material Contracts which are related to the Operations;

              (ii) for Environmental Compliance Costs, Environmental Claims or Environmental Cleanup Liability resulting from the Assets or Operations (but specifically excluding any such liability to the extent directly resulting from the off-site use, treatment, handling, storage, disposal or transportation of any Chemical Substance),

                     (A) if such costs, claims or liability are not identified by a Claim Notice within one (1) year after the actual transfer of title or assumption of lease for the respective Real Estate in Category A Property or Category B Property, not to exceed three years from the Effective Time, subject to Section 2.6, Allocation of Environmental Cleanup Liabilities,

                     (B) with respect to Environmental Compliance Costs for both Category A and B Properties, for which a Claim Notice is not delivered on or prior to one year after the Effective Time,

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

              (iii) reimbursement to Unocal of all Costs of Taking Category B Property Out of Service as set forth on Exhibit M, except for the terminals at Tampa, FL, Wilmington, NC and East Providence, RI;

              (iv) subject to the terms of Section 7.2, for any personal injury claims of Purchaser's employees or any other persons arising out of or related to their presence on the premises of Purchaser arising out of the use of the Assets or conduct of Operations or exposure to Chemical Substances after the Closing Date except for claims resulting from Unocal's negligent acts or omissions committed after transfer of title, provided, however, that the mere presence of Chemical Substances on the premises shall not be considered negligence for the purpose of this sub-section; and provided, further, that for any such claim based upon actual, threatened or alleged personal injury from exposure to a Chemical Substance or workplace conditions after the Closing Date, the provisions of Section 7.2 shall prevail and the date of transfer of title shall govern the division of such liability for any exposure after that date;

              (v) that Purchaser is obligated to assume or discharge pursuant to Section 2.2(a)(vii) for Trade Accounts Payable, Section 9.1 for employee benefits, Section 9.3 for transfer taxes or Section 9.4 for certain other expenses;

              (vi) provided that, except in accordance with any Option to Purchase Agreement, in no event shall the Assumed Liabilities include any liability or obligation of Unocal or its Affiliates:

                     (A) subject to Section 9.6, under any Material Contracts in existence prior to or at the Effective Time which is not listed on Schedule 2.4(b)(v)(A);

                     (B) except as specifically provided in Article Nine, for salary, wages, incentive payments, benefits, supplies or overhead for any current or former employees of Unocal, including, but not limited to, Transferred Employees;

                     (C) for any federal, state or local taxes, levies or imposts based upon the income of Unocal or any of its Affiliates or for any federal, state or local taxes, levies or imposts attributable to any time prior to the Effective Time;


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

                     (D) incurred in connection with the negotiation, preparation, execution or closing of this Agreement or the transactions provided for hereby including any broker's or finder's fee or similar compensation;

                     (E) except as otherwise may be provided in this Agreement or any Related Agreement, to Unocal or any of Unocal's Affiliates;

                     (F) except as provided in 2.4 (b)(ii) and (iii), for any liability or obligation arising from existing litigation or litigation arising out of, or relating to an occurrence or event happening before the Closing Date to the extent that Purchaser has not contributed to such liability or obligation;

                     (G) except as provided in 2.4(b)(ii) and (iii), for any liability or obligation for death, personal injury, or illness, or other injury to persons (including employees of Unocal), property damage, losses, deprivation of rights (whether based on statute, common law, negligence, breach of warranty, strict liability or any other theory) caused by or resulting from

                            (1) any activity of the Assets or Operations prior to the Closing Date, or

                            (2) any defect or claimed defect in or with respect to any products sold, provided or delivered by Unocal prior to the Closing Date,

                     to the extent that Purchaser has not contributed to such liability or obligation;

                     (H) for premiums, deposits, or other payments with respect to coverage under all property and casualty insurance, medical, dental, vision, accident, life, disability and any other group benefit insurance arrangement relating to periods prior to the Effective Time;

                     (I) for any liability or obligation related to, associated with, or arising out of any Unocal employee benefit plan, contract, program or arrangement, or the administration of any such plan, contract, program or arrangement as set forth on Schedule 3.12;

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

                     (J) for any liability related to, associated with or arising out of the employment or termination of employment of employees or former employees, sales or service representatives, agents or former agents, independent contractors or former independent contractors of Unocal, whether arising prior to or after the Closing Date but relating to periods prior to said date, including, without limiting the generality of the foregoing, all amounts due to or on behalf of such employees in respect of wages, salary, bonuses or commissions, vacations or holiday pay, termination or severance pay;

                     (K) for any liability or obligation as is included in the Operations 1990 Statements, to the extent not expressly assumed by Purchaser;

                     (L) except as provided in 2.4 (b)(ii) and (iii), for any liability or obligation, whether similar or dissimilar to any of the foregoing, including any violation of law, arising prior to the Closing Date, to the extent not assumed by Purchaser and to the extent that Purchaser has not contributed to such liability or obligation;

                     (M) for any liability or obligation for Category B Property, the title to which is not transferred, or the lease for which is not assumed by Purchaser, under Section 7.1(c); except for Taking Category B Properties Out of Service as provided in Section 2.4(b)(iii);

                     (N) for off-site use, transportation, storage, disposal or treatment of any Chemical Substance by or on behalf of Unocal and its Affiliates; and

                     (O)    that Unocal is obligated to discharge pursuant to
                     Section 9.3 for transfer taxes or Section 9.4 for certain other expenses.

       (c) Upon the condition that the Closing shall occur, Purchaser agrees to discharge all liabilities and obligations with respect to the Assets and Operations that are incurred by Purchaser at or after the Effective Time;

       (d) With respect to liabilities involving exposure to Chemical Substances or other workplace conditions, the provisions of Section 7.2 will apply.

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

2.5    Allocation of Purchase Price

The purchase price shall be allocated by agreement as set forth on Schedule
2.5. Unocal and Purchaser shall prepare their respective federal, state and local tax returns and all required information returns in a manner consistent with such allocation.

2.6    Allocation of Environmental cleanup Liabilities

       (a) Subject to the requirements for filing a Claim Notice as provided in Section 2.4(b)(ii) and Article Seven, and to satisfaction of Unocal's Environmental Cleanup Liability under Section 7.1(c)(iii) Environmental Cleanup Liabilities shall be allocated between Unocal and Purchaser as follows:

              (i) Any Environmental Cleanup Liability arising from Chemical Substances that Unocal or its predecessors used and Purchaser never used shall be one-hundred percent (100%) Unocal's liability; provided that Purchaser's storage, handling and transfer from the site of Inventory present at a site at the Effective Time, and not thereafter otherwise used by Purchaser at the site shall not be considered used by Purchaser at the site for purposes of this
              Section 2.6(a)(i).

              (ii) Any Environmental Cleanup Liability from an identified Release of a Chemical Substance by Purchaser which increases the amount of Environmental Cleanup Liability to Unocal with respect to that Chemical Substance, shall be one hundred percent (100%) of the increase in costs as Purchaser's liability.

              (iii) Any Environmental Cleanup Liability from a Chemical Substance that Unocal or its predecessors used and Purchaser also used, Unocal shall bear one hundred percent (100%) of liability for the costs of the work performed during

                     (A) the first four (4) years after Commencement of Remedial Activity as defined in Section 2.6(c) under a Workplan, or

                     (B) the first five (5) years after the Closing Date, whichever is longer;

              with Unocal's share decreasing by ten percent (10%) and Purchaser's share increasing by ten percent (10%) for the costs of the work performed each year beginning with the following year after the above described four or five year period; and one-hundred percent (100%) Purchaser's liability for the costs of the work performed during the tenth

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

              beginning of the above described shared liability, and for any year thereafter; except that this Section 2.6(a)(iii) shall not reduce Purchaser's liability under Section 2.6(a)(ii) when both Sections apply at the same site.

              If Unocal's performance of remedial activity under a Workplan is delayed

                     (A)    due to a default by Unocal under the Workplan,

                     (B) due to a suspension of activity at Unocal's request, or

                     (C) due to war, riot, storm, earthquake, other natural force, strike, or government order, which delay Unocal's performance in excess of 30 consecutive days in any calendar year, the running of time periods for purposes of allocation of percentage liability for work performed and cost due and payable under this Section 2.6(a)(iii) shall be tolled during the period of such delays. Any other delay including scheduled or routine maintenance or inspections, replacement of equipment due to normal wear and tear, or seasonal or periodic shutdowns consistent with the Workplan shall not toll the running of any time period under this
                     Section 2.6(a)(iii).

              (iv) Any Environmental Cleanup Liability from a Release of a Chemical Substance by Purchaser distinct in the type of Chemical Substance or location from any Chemical Substance or location related to the Environmental Cleanup Liability of Unocal or caused by any activity undertaken as part of an environmental study conducted by Purchaser or on its behalf, shall be one-hundred percent (100%) Purchaser's liability; except that this Section 2.6(a)(iv) shall not reduce Unocal's liability under Section 2.6(a)(ii).

       (b) The term "used" for purposes of this Section 2.6 shall include manufacture, processing, handling, transfer, receipt, storage, disposal or other use of a Chemical Substance at a site or separate and distinct area of a site.

       (c) For purposes of this Section 2.6, "Workplan" shall mean a workplan describing a course of remedial activity approved by a government agency.

       For purposes of this Section 2.6, "Commencement of Remedial Activity" shall mean the date on which remedial action is commenced in accordance with a Workplan addressing one or more specific Chemical Substance(s) or environmental

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       condition(s), in a specific medium or media (soil, groundwater and/or surface water) at a specific site or separate and distinct area of a site, without regard to any amendment, revision, or supplement or subsequent Workplan related thereto provided, however, that the Commencement of Remedial Activity shall not in any event be earlier than the Closing Date. If such remedial activity is commenced in accordance with a Workplan which is subsequently approved in all material respects by a government agency, the Commencement of Remedial Activity shall be deemed to relate back to the actual date of commencement.

       Commencement of Remedial Activity to address a different Chemical Substance, environmental condition, medium, site or separate and distinct area of a site, shall be regarded as a separate Commencement of Remedial Activity, but only to the extent of the additional remedial action required to address that different Chemical Substance, environmental condition, medium, site or separate and distinct area of a site. The costs attributed to the additional remedial action shall be the increase in costs caused by the additional remedial activity.

       Remedial investigation, feasibility studies, design, construction of facilities, emergency work or pilot plant operations shall not be considered to be Commencement of Remedial Activity. No activity undertaken pursuant to an amendment, revision, or supplement made to a Workplan, nor any activity undertaken under a Workplan adopted because of an Environmental Law effective after one year from the transfer of title to a site, or three years from the Closing Date, whichever is earlier, shall be deemed to be a Commencement of Remedial Activity.

       (d) Any Environmental Cleanup Liability with regard to any Chemical Substances that may have migrated off a site shall be treated as part of the adjacent site with respect to the application of the terms of this Agreement, including but not limited to the terms of this Section 2.6.

       (e) Purchaser may cause environmental studies to be performed at all Category A Properties within two (2) weeks after the Closing Date and at all Category B Properties within two (2) weeks after the transfer of title to any Category B Property. Said environmental studies shall be performed by a competent independent contractor and shall be comprised of such sampling and testing with respect to such locations as Purchaser reasonably determines are necessary or advisable for the identification and/or quantification of Chemical Substances which contaminates the surface water, groundwater, land surface or sub-surface strata at such sites; Purchaser shall inform Unocal of the details of such environmental studies, and the parties will meet with the independent contractor and attempt in good faith to agree upon the protocols therefor. If the parties have so agreed,

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       Purchaser will notify Unocal in advance of the commencement of the environmental study at each site and provide access to the independent contractor and provide Unocal with the results thereof (including all raw data) promptly after completion. Unocal shall reimburse Purchaser for one-half of the costs and expenses of such environmental studies; provided, however, that where Unocal has suggested, and Purchaser has not agreed to include, additional or supplemental items, such as new wells, in said environmental studies, then Unocal may conduct such studies independently and shall pay the entire cost and expense of such additional and supplemental items. If Unocal has reimbursed Purchaser as set forth above, neither party's cost and expense in such regard shall be Damages for which either shall be liable to indemnify the other pursuant to Article 7 of the Agreement. Nothing contained herein shall otherwise define or limit the respective rights and obligations of either party under this Agreement.


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

            ARTICLE THREE - REPRESENTATIONS AND WARRANTIES OF UNOCAL

Unocal represents and warrants to Purchaser that:

3.1    Organization

       (a) Unocal is a corporation duly organized under the laws of California.

       (b) Unocal is validly existing and in good standing under the laws of California.

       (c) Unocal has the full power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

       (d) Unocal is duly qualified or licensed to do business and in good standing in all jurisdictions in which the character of the Assets owned or leased by it or the nature of the Operations conducted by it requires it to be so qualified, except where failure to be so qualified would be immaterial to its business in any such jurisdiction.

       (e) Prior to the date of this Agreement, Unocal has delivered to Purchaser true, correct and complete copies of its Articles of Incorporation and a certificate of good standing from the State of California.

3.2    Authority; Enforceability

Unoca1 has the corporate power and authority to enter into this Agreement and each of the Related Agreements and to carry out its a obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Related Agreements and the consummation of the transactions provided for hereby and thereby have duly authorized by the Board of Directors of Unocal and no other corporate proceeding on the part of Unocal is necessary to a authorize execution or delivery of this Agreement or any of the Related Agreements or the consummation of any of the transactions contemplated hereby or thereby. With respect to Unocal, each of this Agreement and the Related Agreements is, or upon its execution will be legal, valid, binding and enforceable in accordance with its terms.

3.3    Consents

Except as set forth on Schedule 3.3, no consent, waiver, approval, authorization, exemption, registration, license or declaration ("Consent") of or by, or filing with, any other Person is required with respect to Unocal or any of its Affiliates in connection with the execution, delivery or enforceability of this Agreement, the

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Related Agreements or the consummation of any of the transactions provided for hereby or thereby, other than

       (i) those for which any adverse consequences arising out of the failure to obtain such consent or to make such filing are immaterial, individually or in the aggregate, to the respective Assets and/or Operations, and

       (ii) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

3.4    No Breach

Except as set forth on Schedule 3.4, each of the execution and delivery of this Agreement, the Related Agreements and the consummation of the transactions provided for hereby and thereby does not and will not

       (i) conflict with or violate any provision of the Articles of Incorporation or By-Laws of Unocal or any of its Affiliates, .

       (ii) result in the creation of any Liens (other than Permitted Encumbrances) upon any of the Assets,

       (iii) constitute a violation by Unocal or any of its Affiliates of any Legal Requirement, or

       (iv) violate or conflict with or constitute a default under or give rise to any right of termination, cancellation or acceleration under any Material Contracts to which Unocal or any of its Affiliates is a party and by which it or its Assets or Operations may be bound.

 3.5 Financial Statements: Liabilities

Schedule 3.5 contains the unaudited pro forma balance sheet at December 31, 1990 of the Operations and the unaudited pro forma income statement of the Operations for the year then ended (collectively, the "Operations 1990 Statements"). Except as disclosed on Schedule 3.5, the Operations 1990 Statements have been

       (i) prepared based upon financial data developed in conformity with generally accepted accounting principles, consistently applied throughout the period indicated and the structure of the Chemicals Distribution Business as reflected in the 1990 Statements,

       (ii) include all material adjustments necessary to present fairly the financial condition of the Chemicals Distribution Business as of December 31, 1990 and for the year then ended, and


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       (iii)  contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement in light of the circumstances under which it was made, not misleading.

Except as disclosed in the Operations 1990 Statements or as set forth on
Schedule 3.5, as of December 31, 1990 the Operations did not and, except for such as have been incurred in the ordinary course of business, the Operations do not have, any 1iabilities, debts or obligations, accrued, absolute, contingent or otherwise, whether due or to become due:

       (i) that are of a type which would be required to be reflected or disclosed in a balance sheet or income statement under generally accepted accounting principles; and

       (ii) which are material to the financial condition of the Assets or the Operations taken as a whole.


3.6 Title to Property

The exceptions to the titles to the Owned Real Estate as set forth in the copies of the commitments for title insurance included in Schedule 3.7(a) for the respective parcels of Owned Real Estate and the Liens described in Schedule
3.6 are the Permitted Encumbrances. If a title commitment set forth in Schedule 3.7(a) fails to disclose any recorded Lien or a Lien otherwise known to the Title Company against the title to a parcels of Owned Real Estate, and the Lien shall be deemed to be a Permitted Encumbrance even though it is not included in Schedule 3.7(a) or Schedule 3.6. Except as set forth in Schedule 3.6, Unocal has, and upon consummation of each transaction contemplated hereby Purchaser will have, free and clear of all Liens other than Permitted Encumbrances,

       (i)    fee simple title to all Owned Real Estate, and Owned Personal
       Property,

       (ii)   the assignable rights to all of the Assets now leased by Unocal,

       (iii) subject to Section 9.5, valid and subsisting leasehold estates in all of the Leased Real Estate, and

       (iv) the rights, subject to Section 9.5, to the same extent as now held by Unocal and which are transferred by this Agreement, to utilize all the Assets, to employ all techniques, formulations and procedures, to sell all its products and to perform all services performed by it.

If, in the opinion of Purchaser, the title commitment, surveys, drawings or
Schedule 3.6 disclose unpermitted encumbrances Purchaser shall advise Unocal in writing of its objections in sufficient time, as agreed between Unocal and Purchaser, to allow

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

Unocal to initiate procedures to remedy those items so that they are either eliminated or can be insured over by a title company. In such event, Unocal shall have until Closing to initiate procedures to remedy said objections. The title commitment shall be conclusive evidence of good title as therein shown as to all matters insured by the policy, subject only to the exceptions as therein stated and further subject to this Section 3.6.

At the Closing, the instruments of transfer and conveyance delivered to Purchaser will vest in Purchaser fee simple title to al1 the owned Real Estate and good and marketable title to all other Assets transferred which are owned by Unocal and its Affiliates, free and clear of all Liens other than Permitted Encumbrances.

3.7    Real Estate

       (a) Schedule 3.7(a) contains a description of each parcel of Real Estate. Owned Real Estate is described in the respective commitment for title insurance for each parcel of owned Real Estate. Leased Real Estate is described in the respective lease agreement for each parcel of Leased Real Estate owned by or leased to Unocal or any of its Affiliates which is to be conveyed or, subject to Section 9.5, otherwise transferred to Purchaser pursuant to this Agreement. Unocal has not granted any options nor is it bound by any contractual obligations (including unrevoked offers that have expired more than six months prior to the date hereof) to sell or dispose of any interest in the Real Estate except for the right of first refusal extended to Rohm and Hans Company related to the Charlotte, North Carolina facility as defined in the "Butadiene Transfer Agreement". All of the buildings, structures and appurtenances situated on the Real Estate listed in Schedule 3.7(a) are maintained in accordance with Unocal's customary usage and maintenance practices.

       (b) Purchaser shall procure policies of title insurance (without coverage for the legal description and encroachments); payments for such insurance shall be the responsibility of the Party as set forth in
       Schedule 3.7(b). Unocal will comply with all requirements of the title company set forth in the commitments for title insurance set forth on
       Schedule 3.7(a).

       (c) Each lease which comprises the Leased Real Estate is a valid and binding obligation of Unocal, to the best of Unocal's knowledge is the valid and binding obligation of the other party thereto, and is in full force and effect. There are no known defaults relating to any such lease on the part of Unocal and to the best of Unocal's knowledge, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event or combination of events) would constitute a default by any other party under any of the leases.

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       (d)    Schedules 3.6 and 3.7(a) set forth a list of all material
       easements, licenses, rights of way, variances, or similar arrangements in respect of the use of any of the Real Estate.

3.8    This Section intentionally left blank.

3.9    Compliance with Laws

Except as set forth on Schedule 3.9, with respect to the Assets and operations except for terminals, Unocal and each of its Affiliates are to Unocal's knowledge in compliance in all respects (other than noncompliance that is immaterial, individually or in the aggregate to the respective Assets and/or Operations) with all Judgments and Legal Requirements in effect, and to Unocal's knowledge, there are no outstanding assessments, pending or threatened actions, causes of action, claims, complaints, demands, orders, prosecutions or suits against Unocal pursuant to or under any such Legal Requirements.

3.10    Outstanding Commitments

       (a) To Unocal's knowledge, Schedule 2.4(b)(v)(A) and Schedule 3.7(a) contain an accurate and complete list of all Material Contracts, to which Unocal or any of its Affiliates is a party, that relate primarily to the Assets or the Operations.

       (b) Prior to the date of this Agreement, Unocal has delivered to Purchaser true, correct and complete copies of all of the Material Contracts listed on Schedule 2.4(b)(v)(A) except those contracts for which permission to disclose information has not been obtained but has been so identified on Schedule 2.4(b)(v)(A).

       (c)    All the Material Contracts set forth in Schedule 2.4(b)(v)(A) and
       Schedule 3.7(a) are valid and binding obligations on the part of Unocal, and, to Unocal's knowledge, of the other parties thereto, and are in full force and effect. There are no known defaults thereunder by Unocal or by any other party to any such agreement or contract; and no known event has occurred which (whether with or without notice, lapses of time or the happening or occurrence of any other event or combination of events) would constitute a breach or default by Unocal or by any other party to any such agreement or contract.

3.11   Employee Matters

Schedule 3.11 sets forth those persons who are proposed to be the transferred Employees. Except for employees covered by collective

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bargaining agreements, the rates of pay of such individuals are not subject to any contractual obligations. Unocal shall include on Schedule 3.11, along with each employee's name, each such employee's Social Security number, hourly rate or bi-weekly salary, date of hire and job title.

Operations personnel required pursuant to the Operating Agreement at any Category 3 Property will not be available for transfer to Purchaser until Purchaser takes title to the property or the 0perating Agreement for the property terminates, whichever occurs first, except that Unocal retains the right to delay transferring necessary personnel for such time that is required to Take Category B Property Out of Service.

3.12   Employment Benefits

Schedule 3.12 contains a true and complete list of all employment contracts, stock option, stock purchase, incentive, bonus, pension, superannuation, retirement, profit sharing, group insurance, death, disability, employee welfare, sick leave, severance, non-qualified deferred compensation or other similar fringe or employee benefit plans, pursuant to which the Transferred Employees of Unocal are covered (the "Employee Plans") and summary plan descriptions.

3.13   Actions and Proceedings

       (a) Except as set forth on Schedule 3.13(a), to Unocal's knowledge, as of the Closing Date, there is no action, suit, government investigation, claim or legal, administrative or arbitration proceeding (each a "Proceeding" and collectively, "Proceedings") pending or threatened in a writing received by Unocal or orally to regional managers and their superiors in the Industrial Products Group, Unocal Chemicals and Minerals Division in Unocal's reasonable discretion, represents a serious threat, whether or not the defense thereof or liability in respect thereof is covered by policies of insurance, nor any Judgment (that has not been discharged), in each case involving or affecting any of the Assets or Operations seeking

                     (i) compensation in an amount in excess of ten thousand dollars ($10,000),

                     (ii)   compensation in an unspecified amount or

                     (iii) any injunctive relief, except for such injunctive relief that if granted would be immaterial, individually or in the aggregate, to the respective

       (b) To Unocal's knowledge, except as set forth on Schedule 3.13(b), no Proceeding is pending or threatened in a writing received by Unocal or orally to regional managers and their

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       superiors in the Unocal Chemicals and Minerals Division in Unocal's
       reasonable discretion, represents a serious threat, before any court, arbitrator or administrative or governmental authority, bureau or agency to restrain or prohibit this Agreement, or to obtain damages, a discovery order or other relief in connection with this Agreement or any material part of the transactions contemplated hereby or thereby.

3.14   Employee Relations

Except, as set forth on Schedule 3.14, since December 31, 1990 and up to the Closing Date there has not occurred, or to Unocal's knowledge been seriously threatened, any strikes, slow downs, picketing, work stoppages or other similar labor activities with respect to employees employed in the Operations. Except as set forth on Schedule 3.14 no unfair labor practice charge under the National Labor Relations Act, grievance or arbitration proceeding arising, out of or under any collective bargaining agreement relating to the Operations is pending, and no such grievance or providing is to Unocal's knowledge seriously threatened, except for grievances and proceedings for which any consequences arising out of an adverse determination would be immaterial, individually or in the aggregate, to the respective Assets and/or Operations and, to Unocal's knowledge, there are no known union organizing drives or union organizing meetings involving employees of the Chemicals Distribution Business.

3.15   Absence of Certain Changes

Except as set forth on Schedule 3.12 and Schedule 3.15 or provided for or permitted by this Agreement, since December 31, 1990 and up to the Closing Date:

       (i) the Operations have been conducted and the Assets have been used or held by Unocal and its Affiliates only in the ordinary course of its business;

       (ii) there has not been any material adverse change or changes, alone or in the aggregate, in the Operations that have been caused by Unocal's actions;

       (iii) Unocal has been involved in no transaction or entered into any contract other than in the ordinary course of business, and specifically without limitation of the foregoing, no sales, removals or deliveries of Assets of any nature have been made or agreed to be made, except in the ordinary course of business;

       (iv) there has been no material casualty or other material loss, damage or destruction of or to any of the Assets; and

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(v) Unocal has not, other than in the ordinary course of business,

     (A) made or agreed to make any material change in any employee benefit plan, contract, program or arrangement of a nature described in Section 3.12,

     (B) constituted or amended any bonus, incentive compensation or similar plan for any of such employees,

     (C) raised the rate of bonuses or commissions or, except in the ordinary course of personnel practice, salaries, hourly rates or other compensation for any of such employees, or

     (D) entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty

3.16 Brokers

A11 negotiations relating to this Agreement or the Related Agreements and the transactions contemplated hereby and thereby have been carried on without the intervention of any Person acting on Behalf of Unocal or its Affiliates in such manner as to give rise to any valid claim against Purchaser or its Affiliates for any broker's or finder's fee or similar compensation in connection with the transactions contemplated hereby or thereby.

3.17 Other Purchaser Liabilities

Other than Permitted Encumbrances and except as:

     (i)  provided for in this Agreement or Related Agreements,

     (ii) set forth on Schedule 3.17 or the Related Agreements;

     (iii) approved in writing by Purchaser; or

     (iv) caused by Purchaser or its Affiliates

Unocal has not with respect to this Agreement or the Related Agreements, directly or indirectly, caused, created or caused the creation or imposition of:

     (i)  any liability or obligation on behalf of Purchaser;

     (ii) any Liens to which Purchaser, the Assets or Operations are or will be subject;

     (iii) any Contracts to which Purchaser is a party;

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     (iv) any Judgments against Purchaser; or

     (v) any claim (contingent, absolute, asserted or unasserted) against Purchaser, the Assets and Operations.

3.18 Inventory

A Physical count of Inventory taken by Unocal in the ordinary course of business on December 31, 1991, has been provided to Purchaser on Schedule 3.18. All Inventory as at said date and thereafter acquired is and shall on the Closing Date be non-obsolete and merchantable as described in the definition of Inventory.

3.19 Trade Accounts Payable

Unocal has previously provided Purchaser a complete and accurate list of all Trade Accounts Payable and accruals as of December 31, 1991.

3.20 Trade Accounts Receivable

Unocal has previously provided Purchaser a complete and accurate list of all Trade Accounts Receivable as of December 31, 1991.

3.21 Customers and Suppliers

Unocal has on the date of this Agreement provided to Purchaser a complete and accurate list of all of Unocal's customers and for the Chemicals Distribution Business as of December 31, 1990, attached hereto as Schedule 3.21, and a complete and accurate list of all of Unocal's suppliers as of December 31, 1991. There are no known material claims or controversies pending between Unocal and its customers or suppliers other than those arising in the ordinary course of business.

3.22 Condition of Certain Assets

All fixtures, machinery, equipment, repair and replacement parts, vehicles, furniture and office, computer and laboratory equipment 1isted on Exhibit B are in good operating condition and repair, and have been maintained in accordance with Unocal's customary practice for that equipment.

3.23 Tax Matters

Except as set forth on Schedule 3.23, Unocal has timely paid all Taxes and all interest and penalties thereon due and payable by it for all periods ended on or prior to the date hereof, or which will

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have been required to be filed on or prior to the Closing Date, the non-payment of which would result in a lien or encumbrance on any Asset-would otherwise adversely affect the Operations or would result in Purchaser becoming liable or responsible therefor. All Taxes (excluding income taxes) assessed against the Assets or Operations for the year 1991 and all prior years and due before the C1osing Date have been paid.

3.24 No Business Relationship with South Africa

With respect to the Chemicals Distribution Business, Unocal is not engaged in the sale or export of goods or services, either directly or indirectly, to South Africa and Namibia, is not engaged in the buying or importing of goods or services, either directly or indirectly, from South Africa or Namibia; is not a party to, and has no interest in, any franchise, licensing, or management agreement with any entity, either public or private, in South Africa or Namibia; is not engaged in, and is not a party to, any investment, deposit, loan, borrowing, or credit arrangement or involved in any other financial dealings, with any entity, either public or private, in South Africa or Namibia; and, is not owned or controlled (as defined by the beneficial possession of more than five percent (5%) of the firm's common stock) by any entity, either public or private, in South Africa or Namibia.

3.25 Permits

Unocal has or has applied for all Permits necessary for the conduct of the Operations. Each such Permit (a list of which Permits and applications, including expiration dates, is attached hereto as Schedule 3.25) has been validly issued and is in full force and effect or an application is presently pending. Unocal is currently in material compliance with the terms and conditions of each those Permits.

3.26 Completeness of Information

No representation or warranty by Unocal in this Agreement, or in any Exhibit, Schedule, certificate, or other instrument furnished to Purchaser by Unocal pursuant to this Agreement contains or will contain in any untrue statement of a material fact or fails or will fail to state a material fact necessary to make the statements contained herein or therein complete or not misleading in any material respect.

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           ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Unocal that:

4.1  Organization

     (a) Purchaser is a corporation duly organized under the laws of the State of Ohio.

     (b) Purchaser is validly existing and in good standing under the laws of its jurisdiction of incorporation.

     (c) Purchaser is duly qualified or licensed to do business and in good standing in all jurisdictions in which the character of the Assets or the nature of the Operations requires it to be so qualified, except where failure to be so qualified would be immaterial, individually and in the aggregate, to its business.

     (d) Prior to the date of this Agreement, Purchaser has delivered to Unocal true, correct and complete copies of its Certificate of Incorporation or Articles of Incorporation, as the case may be.

4.2  Authority; Enforceability

Purchaser has the corporate power and authority to enter into this Agreement, each of the Related Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, each of the Related Agreements and the consummation of the transactions provided for hereby and thereby have been duly authorized by the Board of Directors of Purchaser and other corporate proceeding on the part of Purchaser is necessary to authorize the execution or delivery of this Agreement, any of the Related Agreements or the consummation of any of the transactions contemplated hereby or thereby. With respect to Purchaser, each of this Agreement and the Purchaser Agreements is, or upon its execution and delivery will be legal, valid, binding and enforceable in accordance with its terms.

4.3  Consents

No Consent of or by, or filing with, any other Person (including, but limited to any government or political subdivision or any agency, department or instrumentality thereof) is required with respect to Purchaser or any of its Affiliates, in connection with the execution, delivery or enforceability of this Agreement, the Related Agreements or the consummation of any of the transactions provided for hereby or thereby, other than

     (i)  those set forth on Schedule 4.3;

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     (ii) those for which any adverse consequences arising out of the failure to obtain such consent or make such filing are immaterial, individually or in the aggregate, to the respective Assets and/or Operations; and

     (iii) filings under the Hart-Scott-Rodino Antitrust Improvements Act of
     1976.

4.4  No Breach

Except as set forth on Schedule 4.4, each of the execution and delivery of this Agreement, the Related Agreements and the consummation of the transactions provided for hereby and thereby does not and will not

     (i) conflict with or violate any provision of the Certificate of Incorporation, or Articles of Incorporation, as the case may be, or the By-Laws of Purchaser or any of its Affiliates,

     (ii) result in the creation of any Liens (other than Permitted Encumbrances) upon any of the Assets or

     (iii) constitute a violation by Purchaser or any of its Affiliates of any Legal Requirement.

4.5 Actions and Proceedings

To purchaser's knowledge, except as set forth on Schedule 4.5, no Proceeding or investigation is pending or threatened before any court, arbitrator or administrative or governmental authority, bureau or agency to restrain or prohibit this Agreement, or to obtain material damages, a discovery order or other material relief in connection with this Agreement or any of the Related Agreements or any material part of the transactions contemplated hereby or thereby.

4.6  Brokers

All negotiations relating to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby have been carried on without the intervention of any Person acting on behalf of Purchaser or its Affiliates in such manner as to give rise to any valid claim against Unocal or its Affiliates for any broker's or finder's fee or similar compensation in connection with the transactions contemplated hereby or thereby.

4.7  Completeness of information

No representation or warranty by Purchaser in this Agreement, or in any Exhibit, Schedule, certificate, or other instrument furnished


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to Unocal by Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact or fails or will fail to state a material fact necessary to make the statements contained herein or therein complete or not misleading in any material respect.

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                     ARTICLE FIVE - ACTIONS PRIOR TO CLOSING

5.1 Operations and Actions

Except as contemplated in, or provided for by, this Agreement or any of the Related Agreements or as required by any applicable Legal Requirement, from the date hereof until the Effective Time, Unocal agrees that, with respect to the Assets or the Operations, without the prior written consent of Purchaser:

      (a) it and its Affiliates shall not, except in the ordinary course and consistent with past practice:

            (i) amend or modify (except in immaterial respects), terminate or suspend operations;

            (ii) waive any rights (except, in immaterial respects) under any existing employee benefit plan with respect to the Transferred Employees or under any Contracts (other than Contracts that are immaterial, individually or in the aggregate, to the respective Assets and/or Operations);

      (b) neither it nor its Affiliates shall take any action or omit to take any action which would cause:

            (i) any of the representations and warranties of Unocal contained in Article Three to be untrue and/or incorrect in any material respect if such representations and warranties were made immediately after such act or failure to act or

            (ii) Unocal to be unable to comply with any of its covenants or agreements set forth herein or in the Related Agreements; and

      (c) it and its Affiliates shall use their reasonable efforts, consistent with past practices to:

            (i) maintain the services of, and good relations with, the distributors, agents, customers and suppliers with whom sales or purchases, as the case may be, are effected in connection with the Assets or Operations;

            (ii)  conduct the Operations in the ordinary course;

            (iii) duly comply with all laws and contractual obligations applicable to it;

            (iv) retain the services of its present employees and to encourage them to continue employment with Purchaser; and

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            (v)   cooperate with Purchaser in the transfer of the Chemicals
            Distribution Business to Purchaser.

From the date hereof until the Effective Time, neither Purchaser nor its Affiliates shall take any action or omit to take any action without the prior written consent of Unocal which would cause;

      (i) any of the representations and warranties of Purchaser contained in Article Four to be untrue and/or incorrect in any material respect if such representations and warranties were made immediately after such act or failure to act or

      (ii) Purchaser to be unable to comply with any of its covenants or agreements set forth herein or in the Related Agreements.

5.2   Casualty Loss; Condemnation; Injunction

Unocal and Purchaser covenant that if between the date hereof and the Effective
Time:

      (a) any of the Assets to be transferred at the Effective Time shall be destroyed or damaged in whole or in part by fire or other casualty:

            (i) Unocal promptly shall notify Purchaser of such occurrence and the estimated cost of repairing or replacing the affected
            Assets;

            (ii) if the repair and replacement costs are less than or equal to one hundred thousand dollars ($5100,000), Unocal shall repair or replace the affected Assets at its expense and shall provide Purchaser with written notice of its undertaking to complete, the estimated completion date for, and a general outline of such repair or replacement; and

            (iii) if the repair and replacement costs are greater than one hundred thousand dollars ($100,000), Unocal shall notify Purchaser within thirty (30) days of such casualty as to whether Unocal elects to repair or replace the affected Assets at its expense, and

                  (A) if Unocal does so elect, of the estimated completion date for, and a general outline of, such repair or replacement or

                  (B) if Unocal does not so elect, and Unocal and Purchaser will negotiate in good faith, the repair or replacement of the affected Assets or appropriate adjustments to the purchase price maid bY Purchaser; or


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      (b)   any of the Assets shall be taken, or any Proceedings are pending or any of Unocal or its Affiliates is notified of a threatened
      Proceeding to take any of the Assets in whole or in part by eminent domain, the proceeds from the taking shall go to the Purchaser. No adjustment to the purchase price will be made.

5.3   Inspections

From the date hereof until the Effective Time or, in respect to Category B Property on Schedule 3.7(a), the date of transfer to Purchaser or terminations of an Option to Purchase thereof, Unocal shall permit Purchaser and its representatives access, at Purchaser's sole risk and expense, to inspect and evaluate the Assets and Operations.

Purchaser shall have the right (except at the La Mirada, California facility) to enter upon, investigate and collect air, surface water, groundwater and soil samples, provided that such entry, investigation and sampling shall not interfere with the normal business and operations of Unocal. Unocal shall disclose and make available to Purchaser and its representatives all contracts, books, records, papers, reports, audit reports, documents, plans and drawings relating to the ownership, operation, maintenance, construction and environmental investigation and remediation of the Assets and Operations (subject to existing confidentiality agreements with third parties), including, to the extent prepared in the ordinary course, such monthly and quarterly financial statements and operating reports as are related solely to the Assets and Operations and as may reasonably be necessary or appropriate for any relevant purposes of investigation and analysis. Upon Purchaser's reasonable request, Unocal shall attempt to secure waivers of any such confidentiality agreements. Unocal shall arrange for Purchaser and its representatives to discuss with appropriate officers, employees, consultants, contractors and representatives of Unocal such matters related to the transactions provided for herein as Purchaser reasonably requests.

5.4   Reasonable Efforts

From the date hereof until, as the case may be, the Effective Time or the transfer of any parcel of Category B Property each of the parties hereto shall use all reasonable efforts

      (i) to cause all conditions to Closing set forth in Article Six to be satisfied, as the case may be, on the Closing Date or the date of transfer of a parcel of Category B Property, but only to the extent that such conditions relate to its or its Affiliates' obligations, covenants, representations or warranties hereunder and are within its control;

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      (ii)  to obtain prior to the Effective Time, or date of transfer of a parcel of Category B Property, all Consents required for the closing of the transactions provided for in this Agreement; and

      (iii) to help Purchaser obtain all Permits necessary to allow Purchaser, on and after the Effective Time, to conduct the Operations as they are currently conducted.

5.5   Transfer or Reissuance of Permits

Without limiting the rights which Purchaser may have under Sections 6.1 and 7.1 of this Agreement, Purchaser may elect by notice to Unocal that following the Effective Time, Unocal and its Affiliates shall cooperate with any efforts of Purchaser to complete the actions required to transfer or obtain the issuance of all such Permits. During any interim between the Effective Time and completion of the transfer or issuance of any such Permit in Purchaser's name, Unocal shall provide Purchaser with the benefits of such Permit to the extent permitted by applicable Legal Requirements and if such benefits are provided to Purchaser, Purchaser shall observe and abide by the limitations imposed by or in respect of such Permit. Purchaser shall bear all costs and expenses in connection with any obligation or liabilities arising subsequent to the Effective Time under any such Permit. Unocal and/or its Affiliates shall not be required to pay any consideration or suffer any financial disadvantage to obtain any transfer to, or issuance in the name of, Purchaser of any Permit. Unocal shall not be responsible for any delay or refusal by any government agency to issue or transfer any Permit to Purchaser.

5.6   Amendments to Schedules

If at any time prior to the Closing Date Unocal or Purchaser learns that any representation contained in Articles Three or Four respectively, is or has become untrue or incorrect in any material respect, such party shall promptly notify the other party of

      (i)   the relevant facts and circumstances and

      (ii) the amendments to the Schedules hereto which the notifying party in good faith believes would be necessary to make the representations contained in Articles Three or Four respectively, true and correct in all material respects, in light of such facts and circumstances
      (a "Proposed Amendment"). Purchaser and Unocal shall negotiate in good faith appropriate adjustments, if any, in the price to be paid by Purchaser under the pertinent Bill of Sale and in the amount of liability or liabilities to be assumed by Purchaser under Section
      2.4(b).

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5.7   Offers of Employment: Transferred Employees

      (a) Prior to the Closing Date, Purchaser shall indicate to Unocal in writing those persons on Schedule 3.11 who have been offered employment with Purchaser and those who have accepted such employment. Such offers of employment shall be contingent upon and effective as of the Closing Date.

      Offers of employment to exempt salaried employees of Unocal shall be at the individual's base salary in effect at the time of such offer. Purchaser will also recognize any Transferred Employee's salary adjustment made between the time of any such offer and the Closing Date, pursuant to established salary plans and within the normal course of business.

      Offers of employment to non-exempt salaried and hourly paid employees of Unocal shall be at the rates and subject to the terms and conditions otherwise applicable to individuals that Purchaser would consider for similar positions of employment.

      (b) Those employees who accept such offers of employment from Purchaser, and who

            (i)   satisfy any work-related physical or medical requirements;

            (ii) supply proof of identity and of the right to work in the United States;

            (iii) are actively at work on the Closing Date or within 30 days thereof; and

            (iv) meet such other conditions as are generally prescribed by Purchaser,

      shall become "Transferred Employees," conditioned also upon and effective as of the Closing.

      The "Offer Letter" is attached as Exhibit O. The first day a Transferred Employee is actively at work with the Purchaser is that employee's "Employment Date".

      (c) Notwithstanding the above, Purchaser shall have no obligation to offer employment to any individual who is not employed pursuant to
      Section 5.7(b) above. Purchaser will, however, agree to consider, without obligation, for available positions for which they are qualified, any employee listed on Schedule 3.11 who is available for active employment, and who applies for employment with Purchaser within 180 days of Closing. Any such employee employed within 180 days of the Closing will be subject to the provisions of Article
      Nine as of his or her Employment Date.

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      (d)   Purchaser shall be responsible for the process of evaluating and selecting the Transferred Employees.

      (e) Notwithstanding anything to the contrary contained herein, all such employees who accept an offer of employment with Purchaser shall be employees-at-will, unless Purchaser expressly enters into a separate written employment contract with any of such employees, and, in all other respects not inconsistent with the foregoing and the provisions of Article Nine, such Transferred Employees shall be treated in the same manner as any new hire.

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          ARTICLE SIX - CONDITIONS PRECEDENT TO OBLIGATIONS OF UNOCAL
                                  AND PURCHASER

6.1   Conditions Precedent to Obligations of Purchaser

The obligations of Purchaser at the Closing are subject to the satisfaction or waiver at or prior to the Closing Date of each of the conditions set forth below. Notwithstanding the failure of any one or more of such conditions, Purchaser may nevertheless proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions, but only with a written waiver thereof executed by Purchaser.

The conditions referred to above are as follows

      (i) All representations and warranties of Unocal contained in this Agreement and/or in the Related Agreements shall be true and correct in all respects (except in such respects as are immaterial, individually or in the aggregate, to the respective Assets and/or Operations) at and as of the Closing Date or the date specified therein as though made on and as of such date; Unocal shall have performed, in all material respects, all agreements and covenants required by this Agreement and/or the Related Agreements to be performed by it prior to or at the Closing Date; and at the Closing Purchaser shall have received a certificate to the foregoing effect for such performance (except to the extent waived in writing by Purchaser) dated as of the Closing Date and signed by its duly authorized officer;

      (ii) No Proceeding, other than Proceedings in which an adverse decision would be immaterial, individually or in the aggregate, to the respective Assets and/or Operations, shall be pending seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with:

                  (A) any material part of the transactions provided for hereby or by the Related Agreements;

                  (B) the ownership by Purchaser (including enjoyment of any rights relating thereto) of the Assets;

                  (C)   the operation of any of the Operations by Purchaser;

      (iii) Unocal shall have performed all acts and executed and delivered all documents which Section 2.2 provides are to be performed or executed and delivered by it at the Closing;

      (iv) Unocal shall have delivered to Purchaser a certificate of its Secretary or Assistant Secretary to the effect that, as of the Closing Date, it is not a foreign person as defined in the Internal Revenue Code and Income Tax Regulations, such

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      certificate to be substantially in the form described in Treasury
      Regulation Section 1.1445-2(b)(2)(iii)(8) or otherwise within the requirements of Section 1.1445-2(b)(2) of that regulation;

      (v) Any applicable waiting periods or extensions thereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations of the Federal Trade Commission thereunder shall have expired without renewed inquiry;

      (vi) Neither Purchaser nor Unocal shall have provided notice of its election to terminate this Agreement pursuant to Article 8;

      (vii) Purchaser shall have received from counsel for Unocal, a favorable opinion, dated the Closing Date, substantially in the form attached as Exhibit P; and

      (viii) except as set forth on Schedule 3.12 or Schedule 3.15 or provided for or permitted by this Agreement, since December 31, 1990:

            (A) the Operations have been conducted and the Assets have been used or held by Unocal and its Affiliates only in the ordinary course of business;

            (B) there has not been any material adverse change or changes, alone or in the aggregate, in the business or in the prospects (financial or otherwise) of the Operations that have been caused by Unocal's actions;

            (C) Unocal has been involved in no transactions or entered into any contracts other than in the ordinary course of business, and specifically, without limitation of the foregoing, no sales, removals or deliveries of Assets of any nature have been made or agreed to be made, except in the ordinary course of business;

            (D) there has been no material casualty or other material loss, damage or destruction of or to any of the Assets;

            (E)   Unocal has not, other than in the ordinary course of business,

                  (1) made or agreed to make any change in any employee benefit plan, contract, program or arrangement of a nature described in Section 3.12,

                  (2) instituted or amended any bonus, incentive compensation or similar plan for any of such employees

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                  (3)   raised the rate of bonuses or commissions or, except in
                  the ordinary course of personnel practice, salaries, hourly rates or other compensation for any of such employees, or

                  (4) entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty; and

            (F) there has been no material adverse change or changes, alone or in the aggregate, in Unocal's relationships with its employees, customers, or suppliers other than as may relate to the transaction contemplated by this Agreement.

6.2   Conditions Precedent to Obligations of Unocal

The obligations of Unocal at the Closing are subject to the satisfaction or waiver at or prior to the Closing Date of each of the conditions set forth below. Notwithstanding the failure of any one or more of any of such conditions, Unocal may nevertheless proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions but only with a written waiver thereof executed by Unocal.

The conditions referred to above are as follows:

      (i) All representations and warranties of Purchaser contained in this Agreement and/or the Related Agreements shall be true and correct in all material respects at and as of the Closing Date or the date specified therein as though made on and as of such date; Purchaser shall have performed, in all material respects, all agreements and covenants required by this Agreement and/or the Related Agreements to be performed by it prior to or at the Closing Date; and at the Closing Unocal shall have received from Purchaser a certificate to the foregoing effect for such performance (except to the extent waived in writing by Unocal) dated as of the Closing Date and signed by its duly authorized officer;

      (ii) No Proceeding to which Purchaser is a party, other than Proceedings in which an adverse decision would be immaterial, individually or in the aggregate, to the Assets and/or Operations, shall be pending seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with:

            (A) any material part of the transactions provided for hereby or by the Related Agreements;

            (B) the ownership by Purchaser (including enjoyment of any rights relating thereto) of the Assets;

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            (C)   the operation of any of the Operations by Purchaser;

      (iii) Purchaser shall have performed all acts, made all payments and executed and delivered all documents which Section 2.2 provides are to be performed, made or executed and delivered by it at the Closing;

      (iv) Any applicable waiting periods or extensions thereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations of the Federal Trade Commission thereunder shall have expired without renewed inquiry;

      (v) Neither Purchaser nor Unocal shall have provided notice of its election to terminate this Agreement pursuant to Article 8;

      (vi) Unocal shall have received from counsel for Purchaser, a favorable opinion, dated the Closing Date, substantially in the form attached as Exhibit Q.; and

      (vii) No action shall have been brought to prohibit or seek damages for the execution of this Agreement or the fulfillment of the transactions contemplated by its terms.

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                         ARTICLE SEVEN - INDEMNIFICATION

7.1 Indemnification by Unocal

From and after the Effective Time, subject to the provisions of this Article Seven, Unocal agrees to pay and to indemnify fully, hold harmless and defend Purchaser and its respective Affiliates, agents, officers, directors, partners, employees, servants, consultants, representatives, successors and assigns, from and against any and all claims based upon allegations of and/or Damages (whether based on negligent acts or omissions, statutory liability, strict liability or otherwise) arising out of:

      (a) subject to the limitations of Section 7.1(c), any material inaccuracy or material breach as of the Effective Time of any representation or warranty of Unocal contained in this Agreement or any certificate delivered pursuant hereto and made at or as of the Effective Time, or of any covenant or agreement of Unocal contained in this Agreement;

      (b) except as otherwise specifically set forth in this Agreement, any liability whatsoever (whether known, unknown, accrued, absolute, contingent or otherwise), which arose or was incurred by Unocal and/or its Affiliates prior to the Effective Time, other than Assumed Liabilities and to the extent that Purchaser has not contributed to such liability or obligation;

      (c)   (i)   (A) Environmental Compliance Costs to the extent these are a
            Unocal liability as defined in this Agreement not to exceed 55,000,000 as set forth in Section 7.1(c)(iv);

                  (B) Environmental Cleanup Liability, to the extent these are a Unocal liability as defined in this Agreement;

                  (C) Environmental Claims to the extent these are a Unocal liability as defined in this Agreement;

                  (D) fines and penalties of any nature whatsoever assessed, levied or asserted against Purchaser or any Indemnified Party at any time as a result of a violation or alleged violation, of any Environmental Laws;

            that arise out of circumstances or conditions respecting the Assets or Operations and existing prior to or at the Effective Time;

            (ii) except for claims alleging a liability for or directly resulting from off-site use. transportation.

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            storage, disposal or treatment of any Chemical Substance by or on behalf of Unocal and its Affiliates, Unocal shall have no obligation under this Section 7.1(c),

                  (A) for Environmental Claims or Environmental Cleanup Liability for which a Claim Notice is not delivered on or prior to one year after the actual transfer of title or assumption of lease for the respective property in Category A Property or Category B Property, not to exceed three years from the Effective Time; and

                  (B) for Environmental Compliance Costs, for both Category A Property and Category B Property for which a Claim
                  Notice is not delivered on or prior to one year after the Effective Time. Unocal shall not be responsible for Environmental Compliance Costs at East Providence Rhode Island; Tampa, Florida; and Wilmington, North Carolina.

            If a legal restriction arises which prevents Purchaser from conducting testing to determine Environmental Cleanup Liabilities and giving a Claim Notice within such one year period, Purchaser will be permitted a reasonable extension of time, not to exceed the period of time equal to the time for which said legal restriction exists, in which to give such Claim Notice. Both parties will use their best efforts to avoid the necessity of such an extension;

            (iii) Unocal's obligations with respect to any claim that meets the criteria of a claim for Environmental Cleanup Liability shall be deemed satisfied:

                  (A)   for Environmental Cleanup Liability as is addressed in
                  Section 2.6(a)(i), five years after receipt of written certification or other written acceptance by the relevant government agency that Unocal has completed performance of a remedial activity described in a Workplan or order issued by said agency;

                  (B) for such Environmental Cleanup Liability as is addressed in Section 2.6(a)(i), five years after acceptance by the relevant government agency of Unocal's or Unocal's contractor's written report recommending that no further action is appropriate;

                  (C) Unocal and Purchaser agree in writing that Unocal's obligations with regard to the

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                  Environmental Cleanup Liability in question is satisfied
                  which agreement shall not be unreasonably withheld by Purchaser.

                  (iv) Furthermore, Unocal's liability to Purchaser for any Damages or Retained Liabilities directly or indirectly related to this Agreement regardless of whether Unocal is alleged to be negligent actively, passively or not at all, including but not limited to, any Related
                  Agreements or any Material Contracts, except for Damages related to liability to Purchaser or to third parties to the extent due to the sole negligence or willful misconduct of Unocal, Environmental Cleanup Liability, Claims Regarding Exposure Before and After the Effective Time (Section 7.2), Article Eleven, or Article Twelve off-site transportation, storage, disposal or treatment of any Chemical Substances by or on behalf of Unocal and its Affiliates, and Sections 2.2(b), 5.2, 9.1, 9.3, 9.4, 9.7, 9.8, 9.9, 9.10, 9.12 and 9.13 shall not exceed seven million five hundred thousand dollars
                  ($7,500,000). Notwithstanding any other language in this Agreement, Unocal's obligations to Purchaser for Environmental Compliance Costs incurred after the Effective Time and including costs for work performed or paid by or on behalf of Unocal and costs of Purchaser indemnified by or on behalf of Unocal shall not exceed five million dollars ($5,000,000) in the aggregate and Environmental Compliance Costs for which Unocal is obligated to reimburse Purchaser shall be included as part of the overall seven million five hundred thousand dollar limit on Damages and indemnifications from Unocal to Purchaser;

            (d) any infringement of any patent by the Assets or the Operations, except to the extent such infringement is the result of a modification to the Assets or change in the Operations after the Effective Time; Provided, however, that Unocal shall have no obligation under this Section 7.1(d) with respect to any claim for which a Claim Notice is not delivered on or prior to the fifth (5th) anniversary of the Effective Time;

            (e) Unocal's negligence or misconduct in its performance of any of its obligations pursuant to Section 9.6 or 9.7;

            (f)   any Retained Liabilities:

            (g) taxes relating to the Assets or Operations attributable to any taxable period or portion thereof that ends on or before the Effective Time;

            (h) any qualifying event under COBRA occurring prior to the Effective Time, pursuant to Section 9.1(g);

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            (i)   salary, wages, bonuses, payments, employment benefits or
            contractual benefits provided by Unocal, pursuant to Section
            9.1(h);

            (j) severance benefits and unemployment compensation due or claimed to be due by a Transferred Employee terminated within four months of such employee's date of hire by Purchaser pursuant to Section 9.1(i);

            (k) except as provided in Section 2.4(b)(iv), any claim for personal injury or property damage asserted by any third party, their respective legal representatives, heirs, beneficiaries, and estates, arising out of or resulting from Unocal's and its agents, employees and contractors' negligent, intentional, or otherwise legally actionable conduct in performing this Agreement or any Related Agreement; and

            (1) all losses damages or liabilities that might arise from Purchaser's or any third party's rights in or use of any transferred or licensed software.

7.2   Claims Regarding Exposure Before and After the Effective Time

For the purposes of any claim involving actual, threatened or alleged personal injury arising from exposure to Chemical Substances or from exposure to workplace conditions, the relevant event or occurrence for the purposes of this Agreement only shall be deemed to be the exposure to the Chemical Substance and not the manifestation of any alleged physical, chemical or biological response to such exposure. By way of example, if such exposure time period were determined or alleged to be both prior to and continuing on and after the Effective Time, the obligations to the respective parties hereto would be apportioned on the basis of the respective lengths and levels of exposure before and exposure after the Effective Time.

7.3   Indemnification by Purchaser

From and after the Effective Time, subject to the provisions of this Article Seven, Purchaser agrees to pay and to indemnify fully, hold harmless and defend Unocal and its respective Affiliates, agents, officers, directors, partners, employees, servants, Consultants, representatives, successors, and assigns, from and against any and all claims based upon allegations of and/or Damages (Whether based on negligent acts or omissions, statutory liability, strict liability or otherwise) arising out of:

      (a) any material inaccuracy or breach as of the Effective Time of any representation or warranty of Purchaser contained in this Agreement or any certificate delivered pursuant

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      hereto and made at or as of the Effective Time or of any covenant or agreement of Purchaser contained in this Agreement;

      (b) except as otherwise specifically set forth in this Agreement, any liability whatsoever (whether known, unknown, accrued, absolute, contingent or otherwise) which arose or was incurred by Purchaser and/or its Affiliates after the Effective Time or which results from any violation of any Legal Requirement arising from Purchaser's use of or conduct under any Permit that is, or the benefits of which are, provided to Purchaser by Unocal and/or its Affiliates pursuant to Section 5.5;

      (c) Unocal's performance (to the extent such performance is related to the Operations) under or any claim arising from Unocal's assignment, transfer sublease or sublicense of any Contract pursuant to Section
      9.5, including the reasonable out-of-pocket costs and expenses incurred by Unocal in performing such Contracts (which costs shall include, without limitation, payments due under such Contracts but shall exclude those costs that are the result of Unocal's gross negligence or willful misconduct);

            (d)   (i)   any Assumed Liabilities, or

                  (ii) obligations with respect to the Assets or Operations that are incurred by Purchaser at or after the Effective Time;

            (e) Taxes relating to the Assets or Operations that are incurred after the Effective Time or attributable to any time after the Effective Time;

            (f)   any loss and liability arising with respect to

                  (i) employee evaluation and selection actions of Purchaser relating to those persons proposed to be the Transferred Employees,

                  (ii) actions of Unocal and its employees with respect to the selection and evaluation process and

                  (iii) the transfer of any personnel and/or benefit information to Purchaser;

            (g) any claim for personal injury or property damage asserted by any third party, their respective legal representatives, heirs, beneficiaries, and estates, arising out of or resulting from Purchaser's and its agents, employees and contractors, negligent, intentional, or otherwise legally actionable conduct in performing this Agreement or any Related Agreement;
            and


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            (h)   any loss, liability, expense or cost, including costs of suit and reasonable attorneys fees, which Unocal incurs as a direct or indirect result of Purchaser's sale or assignment of any Asset, naming of a nominee or any actions taken by said third parties with respect to the Assets; provided, however, that in the event of an Assignment, in accordance with Section 10.7, an assignment of an Option to Purchase Agreement, an assignment of an Option to Assume Lease, or a sale of any Asset by the Purchaser, this Section 7.3(h) shall not require Purchaser to indemnify Unocal for any liability which would have been a liability of Unocal under this Agreement if such assignment or sale by Purchaser had not occurred.

7.4 Method of Asserting Claims, Etc.

The party or parties making a claim under this Article Seven is hereinafter referred to as the "Indemnified Party" and the party or parties against whom such claims are asserted under this Article Seven is hereinafter referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article Seven shall be asserted and resolved as follows:

            (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, such Indemnified Party shall as promptly as is practicable after its receipt of such claim or demand notify in writing the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (a "Claim Notice"); Provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent that either the rights of the Indemnifying Party are actually prejudiced or such notice is not given within the applicable time periods set forth in this Agreement.

            Anything herein to the contrary notwithstanding, any Claim Notice hereunder involving Environmental Cleanup Liability or Environmental Claims which, despite Purchaser's reasonable efforts, does not cite, or which mistakenly cites, an Environmental Law, shall not be deemed inadequate, improper or deficient because of such failure or mistake.

            The Indemnifying Party may, and upon request of the Indemnified Party shall, retain counsel of its choice to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim or demand and shall pay the fees and disbursements of such counsel with regard thereto; Provided, however, that any Indemnified Party is hereby authorized

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            prior to the date on which it receives written notice from the
            Indemnifying Party designating such counsel to retain counsel whose reasonable fees and expenses shall be at the expense of the Indemnifying Party to file any action, answer or other pleading and take such other action which it shall reasonably deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party.

            In the event that the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless

                  (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel;
                  or

                  (ii) the named parties to any such proceeding (including, but not limited to, any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would involve such counsel in an actual or potential conflict of interest in violation of applicable principles of professional ethics.

            The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one such firm for all such Indemnified Parties whether such fees or expenses constitute Damages or otherwise. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand that the Indemnifying Party defends, or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party claim or demand, or any cross-complaint against any Person. If the Indemnifying Party has accepted responsibility in writing, no claim or demand that would result in an Indemnifying Party being liable hereunder may be settled without the consent of the Indemnifying Party which consent shall not be unreasonably withheld. Unless the Indemnifying Party shall have agreed in writing that any and all Damages to the Indemnified Party related to a claim or demand are fully covered by the indemnities provided herein, no such claim or demand may be settled without the consent of the Indemnified Party, which consent will not be unreasonably withheld. Except with respect to settlements entered into without the Indemnified Party's consent pursuant to the immediately preceding sentence, to the extent it shall be determined that the Indemnified Party shall have no right pursuant to this Article to be indemnified by the Indemnifying Party, the

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            Indemnified Party shall promptly pay to the Indemnifying Party

                  (i) any amounts previously paid or advanced by the Indemnifying Party to the Indemnified Party with respect to such matters pursuant to this Article plus

                  (ii) interest thereon until paid by the Indemnified Party at the Base Rate for the period commencing on the date on which such amount was paid or advanced and ending sixty
                  (60) days after the date on which it was finally determined that the Indemnified Party had no such right to be indemnified and at the Late Payment Rate thereafter.

            (b) In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall as promptly as is practical send a Claim Notice with respect to such claim to the Indemnifying Party; Provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent that either the rights of the Indemnifying Party are actually prejudiced or such notice is not given within the applicable time periods set forth in this Agreement. If the Indemnifying
            Party notifies the Indemnified Party within sixty (60) days of receipt of such Claim Notice that it does not dispute such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder and shall be paid to the Indemnified Party immediately. If the Indemnifying
            Party disputes such claim, such dispute shall be resolved by good faith negotiations between the parties.

            (c) From and after the delivery of a Claim Notice hereunder, at the reasonable request of the Indemnifying Party, the Indemnified Party shall grant the Indemnifying Party and its representatives full and complete access to the books, records and Properties of the Indemnified Party to the extent reasonably related to the matters with which the Claim Notice is concerned. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Claim Notice) or disclose to any third Person other than the Indemnifying Party's representatives (except as may be required by applicable Legal Requirements) any information obtained pursuant to this Section 7.4(c) that is designated as confidential by the Indemnified Party, unless such information is

                  (i) generally available to the public other than as the result of a wrongful act or omission by the Indemnifying Party

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                  (ii)  already within Indemnifying Party, the knowledge of the

                  (iii) available to the Indemnifying Party through rights other than provided in this Section 7.4(c), or

                  (iv) provided to the Indemnifying Party in writing by a third party who is under no obligation to the Indemnified
                  Party to protect the confidentiality thereof.

            All such access shall be granted during normal business hours, shall be subject to the normal safety regulations of the Indemnified Party, and shall be granted under conditions that will not interfere with the business and operations of the Indemnified Party. Nothing in this Section 7.4(c) shall expand or contract the rights or obligations of the Indemnifying Party with respect to any information previously provided to the Indemnifying Party pursuant to any other confidentiality agreement.

7.5   Survival of Representations and Warranties: Limitation of Liabilities

Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each representation, warranty, agreement or covenant in this Agreement or in the Schedules or certificates delivered pursuant to this Agreement which is not by its terms required to be fully performed, or does not by its own terms expire, on or prior to the Effective Time shall survive the Closing (including, but not limited to, the delivery and acceptance of any deed or bill of sale at the Closing), provided however, that Unocal may for its own purposes without affecting the enforceability of Section
3.5 amend its financial statements after the Closing.

7.6 Right to Cure

Any party that is obligated to indemnify, defend and/or hold harmless any party pursuant to any provision of this Article Seven or any default of the provisions of any Related Agreement shall have the right to cure, within a reasonable time and in a manner reasonably satisfactory to such Person, any matter giving rise to such obligation; provided, however, that any such cure shall not relieve or reduce any such obligation to the extent that such cure is inadequate. The Indemnified Party may, if there is no attempt to cure or if the cure is inadequate, expend reasonable sums to cure which shall be reimbursed together with interest at the Base Rate Nothing in this Section shall eliminate either party's right to terminate pursuant to the terms in a Related Agreement.


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7.7   Construction Contracts

This Agreement' Related Agreements and Material Contracts, shall not be considered construction contracts, for the purposes of the indemnifications found therein.


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                           ARTICLE EIGHT - TERMINATION

8.1   Grounds for Termination

This Agreement may be terminated at any time prior to the Effective Time:

      (a)   By the written agreement of both Unocal and Purchaser;

      (b) By either Purchaser or Unocal if a Judgment (other than a Judgment for which the adverse consequences arising out of such Judgment are immaterial to the respective Assets and/or Operations) has been entered against Purchaser or Unocal restraining, prohibiting, declaring illegal or awarding substantial damages in connection with:

            (i) any material part of the transactions provided for hereby or by the Related Agreements;

            (ii) the ownership by Purchaser (including enjoyment of all rights relating thereto) of the Assets; or

            (iii) the operation of any of the Operations by Purchaser;

      (c) If the economic value of the Assets, Inventory and Operations is reduced as a result of any damage by fire or other casualty:

            (i) upon thirty (30) days' notice by Purchaser if such value is reduced by more than one hundred thousand dollars ($100,000) by any damage by fire or other casualty, Unocal elects pursuant to Section 5.2(a)(iii) not to repair or replace the affected assets and the parties have not reached agreement within thirty (30) days after Purchaser's receipt of notice from Unocal pursuant to Section 5.2(a)(iii); and

            (ii) upon thirty (30) days' notice by either party to the other party if such value is reduced by more than two million dollars ($2,000,000);

      (d) At the sole discretion of either Unocal or Purchaser in the event the Closing shall not have occurred on or before March 31 1992;

      (e) At the sole discretion of either Unocal or Purchaser, if any applicable waiting periods or extensions thereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations of the Federal Trade Commission thereunder shall not have expired or been terminated by March 16, 1992.

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      (f)   If the facts and circumstances underlying any Proposed Amendment would have a material and adverse effect on the Assets and/or Operations.

8.2   Effect of Termination

If this Agreement is terminated as permitted under this Section, such termination shall be without liability of or to any party to this Agreement, or any shareholder, partner, director, officer, employee, agent, servant, consultant or representative of such party; provided, however, that, if termination (other than as permitted in Section 8.1) shall result

      (i) from the willful failure of either party to fulfill a condition (with respect to which such party has the ability to fulfill) to the performance of any other party, or

      (ii) from the willful failure of either party to perform a covenant under this Agreement,

then such party shall be fully liable for any and all Damages sustained or incurred by the other party.

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                    ARTICLE NINE - ACTIONS AFTER THE CLOSING

Upon the condition that the Closing shall have occurred, Purchaser and Unocal agree that.

9.1   Employee Benefit Matters

      (a) Welfare Benefit Plans. Except as indicated below, the years of service of Transferred Employees with Unocal and its Affiliates ("Prior Service") shall be recognized by Purchaser under its employee welfare benefit plans and employment policies. Except as otherwise specifically provided herein, Transferred Employees shall be eligible for the coverage provided to similarly situated employees of Purchaser under Purchaser's medical, dental, life insurance (except for voluntary Accidental Death and Dismemberment coverage), and long-term disability plans on the day following the Closing Date; provided, however, that participation under the long term disability plans shall only commence on the day following the Closing Date if, as of that day, the Transferred Employees have satisfied any applicable service requirements thereunder counting the Prior Service and for those Transferred Employees who do not so satisfy the service requirements, they shall become eligible to participate under such plans pursuant to the otherwise applicable plan terms.

      (b)   Retirement and Savings Plans. Except as otherwise provided in
      Section 9.1(c), Prior Service shall be used by Purchaser for purposes of vesting and eligibility of participation under Purchaser's tax-qualified defined benefit and defined contribution plans and not for any other purposes. Participation under such plans shall only be available to those Transferred Employees employed in classifications eligible for such participation.

      (c) LESOP. Prior Service shall be used for purposes of satisfying eligibility for participation but not for vesting under the Ashland Oil, Inc. Leveraged Employee Stock Ownership Plan ("LESOP"). Transferred Employees who are salaried employees and meet the age and service requirements under the LESOP as of the Closing Date shall enter into LESOP participation on the first business day following the Closing Date. All otherwise eligible Transferred Employees who do not then meet such requirements and those Transferred Employees who do not have an Employment Date within 30 days of the Closing Date shall commence participation under the LESOP on the applicable plan entry date.

      (d) Medical Plans. For purposes of determining the level of reimbursements and/or other compensable benefits available under the terms of the medical plans (but not including those providing dental benefits) maintained by the


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      which the Transferred Employees enroll, medical expenses actually incurred during the calendar year 1992 which are applicable towards the deductibles under the Unocal Medical Plan in which such Transferred Employees participated shall count towards satisfying applicable calendar year 1992 deductibles and out-of-pocket maximums under the Purchaser's medical plans of the same type in which such Transferred Employees enroll. Except to the extent which may be otherwise provided below, the Unocal Medical Plan shall cover, pursuant to its terms, all medical expenses incurred by eligible participants up to and including the Closing Date. The Unocal Medical Plan shall also cover the eligible expenses for inpatient hospital stays of eligible participants which commenced on or prior to the Closing Date until such participant is released from such confinement. From the day after Closing Date, the medical plans of Purchaser in which such Transferred Employees enroll shall cover, pursuant to their terms, the medical expenses incurred from and after such day except as limited by the preceding sentence. The Transferred Employees who participated in health maintenance organizations ("HMOs") on and prior to the Closing Date shall be provided the opportunity to enroll in Purchaser's indemnity medical plan on the same terms and subject to the same conditions as the Transferred Employees who did not so participate in HMOs. Such employees shall be offered participation in the HMOs available to other similarly situated employees of the Purchaser at the time and in the same manner as such participation is ordinarily offered. Unocal agrees to extend retiree medical coverage to those Transferred Employees who were eligible for such coverage had they retired as of the Closing Date under the provisions of said medical plan as in effect at the time coverage is elected and as may be amended thereafter, and Unocal agrees that its medical plan will be primary with respect to Purchaser's medical plans to the extent any Transferred Employee is so covered after termination or retirement from Purchaser. Notwithstanding anything to the contrary contained herein with regard to the crediting of Prior Service with regard to the Transferred Employees, no such Prior Service shall be credited towards any Transferred Employee's eligibility to participate in a welfare benefit plan providing coverage for retirees except that those Transferred Employees with five or more years of Prior Service shall receive credit for five years of Prior Service for purposes of determining whether they satisfied any prerequisites with regard to years of service with Purchaser for participation in any retiree medical or retiree life plan.

      (e) Vacation. Unocal shall pay, on or soon after the Closing Date, to each Transferred Employee, the amount of each such employee's accrued but unused vacation with Unocal through and including the Closing Date as determined under the rules applicable to such employees under Unocal's vacation policy. Such Transferred Employees as are employed


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      with Purchaser shall be entitled to take vacation with Purchaser, through and including the end of the calendar year in which the Closing occurs, without pay, in an amount equal to the number of days represented by the accrued but unused vacation for which Unocal paid to such employees, as described above. Effective January 1, 1993, such Transferred Employees shall be subject to the vacation policy of Purchaser otherwise applicable to similarly situated employees, counting such employee's Prior Service and their service with Purchaser for this purpose.

      (f) Sick Pay. Purchaser shall credit Transferred Employee under its sick pay plan with the lesser of

            (i) the number of non-occupational sick pay hours recognized for such employee under the Unocal Sick Pay Plan as of Closing
            Date,

            (ii) the number of hours that would have accrued under Purchaser's sick pay plan based on the Transferred Employee's Prior
            Service or

            (iii) 1200 sick pay hours.

      Purchaser may adjust the sick pay hours credited to reflect the difference in plan design.

      (g) COBRA Continuation Rights. For purposes of COBRA health continuation of coverage provisions contained in Section 4980B(f) of the Internal Revenue Code of 1986 and in Sections 601-608 of the Employee
      Retirement Income Security Act of 1974, any employee whose employment terminates in connection with the consummation of the transaction contemplated by this Agreement, whether or not such employee is then employed by Purchaser, shall be considered to have undergone a termination of employment. Purchaser shall have no responsibility, obligation or liability under the said COBRA provisions with respect to any such employee or any former employee of Unocal or any of its Affiliates who terminated employment or underwent any other qualifying event under COBRA prior to the Closing Date.

      (h) No Assumption of Liabilities. Regardless of whether any or all of the Unocal employees associated with the Operations are employed by Purchaser on or after Closing Date, Purchaser has assumed no liability for any wages, bonuses, payments, employment benefits or contractual benefits that were provided by Unocal or any of its Affiliates to such employees (or former employees who were so associated with the Operations) including, but not limited to, retiree medical benefits, retiree life insurance benefits, COBRA continued health benefits under Section 4980B(f) of the Internal Revenue Code of 1986 and Sections 60l-608 of the Employee Retirement Income Security Act of 1974, employment contracts qualified or non-qualified


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      deferred compensation benefits, severance benefits, disability benefits, sickness benefits, vacation benefits and benefits which could be payable with respect to services, expenses or other events that occurred during any such employee's (or former employee's) association with Unocal or any of its Affiliates under any plan, policy, or program maintained by or contributed to by Unocal or any of its Affiliates.

      (i) Termination of Transferred Employees. Purchaser will evaluate all Transferred Employees to determine, in its sole discretion, its continued need for the position in which he or she is employed or the individual employee's performance capabilities. Within four months after any employee's date of hire by Purchaser, Purchaser may notify Unocal in advance that Purchaser wishes to terminate any Transferred Employee, and Purchaser will pay the employee severance benefits, as described on Schedule 9.1(i), giving credit for the employee's combined service with Unocal and Purchaser and using the Transferred Employee's base pay as of the Closing Date. Unocal will repay Purchaser for the amount of said benefits. Any Transferred Employee who is terminated by Purchaser more than four months, but less than sixteen months after such employee's date of hire by Purchaser, will be paid severance benefits by Purchaser according to the Unocal Termination Allowance Plan (a copy of which is included in Schedule 3.12 giving credit for the employee's combined service with Unocal and Purchaser and using not less than the employee's base pay as of the Closing Date. No payment shall be made by Unocal to Purchaser for said payment. Notwithstanding anything to the contrary contained in Section 9.1(a) above, an employee will not receive any benefits under Purchaser's severance benefits policy during the periods described above.

      (j) Purchaser will assume the responsibility to pay mortgage assistance allowance payments which include Mortgage Rate Interest differential and home cost increase supplement to Transferred Employees regarding any moving policy payment due after the Closing and relating to locations of such Transferred employees made by Unocal prior to the Closing.

      (k) Purchaser will assume the responsibility to pay all obligations to Transferred Employees regarding any educational aid payments due after the Closing and relating to educational aid commitments made by Unocal to such Transferred Employees prior to the Closing. Unocal will reimburse Purchaser for any such educational aid payment.

9.2 Further Assurances

Each of the parties hereto shall take such additional action, and Shall cooperate with one another, as may be reasonably necessary to


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effectuate this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

9.3   Payment of Transfer Taxes: Recording Fees

With respect to the transfer of the Real Estate, Purchaser shall pay directly or reimburse Unocal within thirty (30) days of invoice

            (i) all sums required to be paid to any state or local taxing jurisdiction as sales tax on the transfer of tangible personal property to the Purchaser;

            (ii)  any cost of recording the deeds; and

            (iii) any survey expenses.

Real property transfer tax, documentary transfer tax or any other tax other than federal, income tax or franchise tax on account of the consummation of the transactions contemplated hereby shall be paid by the party responsible by law, or in the absence of law, by local custom as set forth on Schedule 3.7(b), if applicable.

9.4   Payment of Certain Expenses Due and Payable After the Effective Time:
      Prepaid Expenses

      (a) Purchaser shall pay as and when due all invoices and billings for ad valorem taxes and assessments on all Assets and utility bills due and payable after the Effective Time, and Unocal shall reimburse
      Purchaser within thirty (30) days after invoice for any amounts under such bills attributable to any period prior to the Effective
      Time. To the extent any ad valorem tax bill represents an estimated amount, Unocal and Purchaser shall make appropriate adjustments within thirty (30) days after Purchaser's payment of the final tax bill for the period in question.

      (b) The categories of prepaid and accrued expenses listed on Schedule 9.4(b) shall be adjusted ratably between Unocal and Purchaser. The party having paid such expense shall invoice the other and payment shall be due thirty (30) days after receipt of the invoice.

      (c) Notwithstanding the provisions of Sections 9.4(a) and (b), in no event shall any reimbursement or adjustment be paid pursuant to this
      Section 9.4 for any real estate tax bills or utilities bills that are Assumed Liabilities.

9.5   Contracts Not Assigned at Closing

To the extent that any Contract that would otherwise be assigned Under this Agreement is not capable of being assigned, transferred,


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February 14, 1992
subleased or sublicensed without the consent of or waiver by any other party thereto or any other Person or if such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense would constitute a breach thereof or a violation of any Legal Requirement, this Agreement shall not constitute an assignment, transfer, sublease or sublicense, or an attempted assignment, transfer, sublease or sublicense of any such Contracts. Unocal shall continue to use its reasonable efforts to obtain an assignment to Purchaser of Contracts that but for the preceding sentence would be assigned; provided, however, that Unocal and/or its Affiliates shall not be required to pay any consideration or suffer any financial disadvantages to obtain such assignment.

If any contract cannot be assigned, transferred, subleased or sublicensed, Unocal will, after obtaining the written consent and complete release of Unocal by the Person with whom it has contracted assign, if requested to do so by Purchaser, those benefits, duties and obligations under said contract related to the Chemicals Distribution Business to Purchaser. The refusal of any Person to consent, whether in whole or in part, by the contracting Person will not create any liability for Unocal. In the event of an assignment, transfer, sublease or sublicense by Unocal to Purchaser, Purchaser will assume all related duties and obligations of Unocal.

9.6   Undisclosed Material Contracts

If there exists at any time after the Effective Time Material Contracts which existed on the Effective Time, were not listed on Schedule 2.4(b)(v)(A) and relate primarily to the Operations then, subject to Section 9.5, Purchaser shall have the option to either

      (i) accept such Material Contracts and agree to discharge the obligations of such Material Contract in exchange for an assignment from Unocal of the benefits thereof if assignable; or

      (ii) reject such Material Contract, without losing any right to claim damages for Unocal's breach of any representation or warranty applicable thereto, and have no duty to discharge the obligations of such Material Contract and no right to the benefits thereof.

9.7   Casualty Repair: Taking Proceeds

      (a) If Unocal repairs or replaces any Assets that are destroyed or damaged in whole or in part by fire or other casualty pursuant to
      Section 5.2(a), it shall repair or replace such Assets with reasonable promptness.

      (b) If any of the Assets suffer a taking by eminent domain prior to the Effective Time, Unocal shall supply Purchaser

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

with the proceeds of the taking as and when such proceeds are received by Unocal, if Purchaser had so agreed to such arrangement pursuant to Section 5.2(b).

9.8   Adjustment to Payment by Purchaser

      (a)   As soon as posssible after the Closing, Purchaser shall calculate:

            (i) the "Exact Inventory Value", which shall be equal to the value of the Inventory as of the Effective Time calculated as provided below:

                  (A) Representatives of Unocal and Purchaser shall immediately prior to or as soon as possible after the Closing Date, jointly inspect, measure, take and compute such inventory, determine what constitutes Inventory, and shall value the Inventory for the purposes hereof in accordance with the following valuation methods:

                        (1) hydrocarbon solvent products, including Inventory intransit to a facility, supplied solely from The UNOVEN Company shall be valued as follows:

                        For the products listed below under the heading "Aliphatics", Inventory shall be valued on a facility by facility basis at Unocal's average weighted bulk cost of acquisition of Regular Mineral Spirits (Product Code 11005) including freight, if any, plus the "Add Charge" for each listed product. In the event Regular Mineral Spirits is not inventoried at any location, the average weighted bulk acquisition cost of Mineral Spirits 75 (Product Code 11006) including freight, if any, shall be used.


Aliphatics                        Code         Add Charge
----------                        ----         ----------

Mineral Spirits 66/3              11104        $ .02 per gal.
Naphthol Spirits 66/3             11103         .035
140 Solvent 66/3                  11106          .25
Special Naphtholite
   66/3                           11101          .02
Rubber Solvent                    11001          .05
Lactol Spirits                    11135          .05
Roto Solv                         11130          .10
Hexane                            11487          .10
Heptane                           11483          .13
Textile Spirits                   11120          .10

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

                        For Toluene (Product Code 11410) and Xylene (Product Code 11420), Inventory shall be valued as follows:

                                Inventory Value = DeWitt's price + $.05 per gallon

                        Where DeWitt's price shall be determined by adding the simple average of the weekly FOB U.S. Gulf Coast spot barge prices for Nitration Grade Toluene and for Mixed Xylenes, respectively, for the weeks ending during the month of Closing as published by DeWitt and Company in the "Toluene and Xylene Newsletter". If the newsletter provides a range of prices, the average of all prices quoted shall be used.

                        (2) All other Products in Inventory, including Inventory intransit to a facility, shall be valued at Unocal's average weighted cost of acquisition, including freight, if any, on a facility by facility basis, of such Inventory for the month of Closing if Closing is on or after the sixteenth day of the month or the month prior to Closing if closing is prior to the sixteenth day of the month.

                        (3) The value of Inventory packaged by Unocal shall include the cost of drums, pallets, and other packaging materials each at Unocal's average weighted cost of acquisition for the month of Closing.

                        (4) For the purpose of valuation of items in category 2, and 3 above, if any particular product or packaging item was not purchased in the month of Closing, the most recent invoice price and freight cost, if any, will be applied.

                  (B) If there shall be a dispute as to the quantities of Inventory, such dispute shall be settled by recounting until there is agreement between the parties. If there shall be a dispute as to what constitutes Inventory or to the valuation thereof, such dispute shall be settled, if possible, by an agreement of the representatives of the parties, failing which an independent accounting firm mutually

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

                  agreeable to Unocal and Purchaser, shall decide such a dispute.

                        (C) Physical inspection of the Inventory shall include all bulk and packaged raw materials, work-in-process, intermediates, finished goods and containers at each Unocal Inventory stocking location. Quantities of material intransit shall be determined by transactional records and reports. Bulk Inventory will be determined by tank measurement by sticking the tanks and temperature correction; packaged inventory by physically counting and tagging all containers. Both parties must agree in writing to the Inventory count at the time of the inspection with no allowance for further changes.

                        (ii) The "Exact Trade Accounts Receivable Value", shall be equal to the value of the Trade Accounts
                        Receivable as of the Effective Time taken from the books and records of Unocal; and

                        (iii) the "Exact Trade Accounts Payable Value", shall be equal to the sum of all individual Trade Accounts Payable transactions related to the Assets and Operations as of the Effective Time taken from the books and records of Unocal.

      (b) Within fifteen (15) business days after Closing Unocal shall submit to Purchaser the results of each amount determined in Section
      9.8(a), including the total, and the details of the calculation of the Working Capital Balance.

      (c) If the Working Capital Balance is positive, then within ten (10) business days after delivery of Unocal's calculation of the Working Capital Balance, Purchaser shall pay to Unocal an amount equal to the Working Capital Balance together with interest thereon at the Base Rate for the period from the Effective Time through the date on which such payment is made. If the Working Capital Balance is negative, then within ten (10) business days after delivery of Unocal's calculation of the Working Capital Balance, Unocal shall pay to Purchaser an amount equal to the absolute value of the Working Capital Balance together with interest thereon at the Base Rate for the period from the Effective Time through the date on which such payment is made.

      (d) For purposes of this Agreement, purchases and sales of goods shall be deemed to occur on the date title to the goods is transferred.


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

9.9   Uncollected Trade Accounts Receivable

Purchaser shall use reasonable efforts to collect said Trade Accounts Receivable. Unocal shall forthwith reimburse Purchaser the amount of each Trade Account Receivable that has not been actually collected by Purchaser within 45 days following the individual Trade Accounts Receivable Due Date(s) established by Unocal, which Purchaser notifies and reassigns to Unocal within 75 days from the Due Date. Said payment shall include interest on the amount reimbursed at the Base Rate for the period from the Due Date through the date on which payment is made. Purchaser will apply all payments received first to the oldest accounts unless specifically instructed otherwise by the customer.

9.10 Reimbursement for Certain Items

For a period of 4 months following the Closing Date, Unocal will reimburse Purchaser for:

      (a) All costs, including but not limited to, refund of purchase price and costs of disposal, relating to the return of products of the Chemicals Distribution Business sold and delivered to customers and paid for by them prior to the Closing Date;

      (b) Offsets, reductions and the like taken by customers of Unocal or its Affiliates against the Chemicals Distribution Business sales; and

      (c) Excess Trade Accounts Payable to the extent not adjusted or paid as set forth in Section 9.8(c) or (e).

9.11 Cooperation

      (a) Unocal and Purchaser will provide each other with such cooperation and information as they may reasonably request of the other with regard to a Claim subject to this Agreement or in conducting an audit or other proceeding in respect of Taxes. Such cooperation shall include, but not be limited to, making employees available on a mutually convenient basis to provide information regarding events relevant to the Claim, or explanation of any documents or information provided hereunder. Purchaser and Unocal shall not interfere with each other's performance of any Retained Liabilities or Assumed Liabilities under this Agreement.

      (b) With respect to any Retained Liabilities by Unocal for any Environmental Claims, Environmental Cleanup Liability, Environmental Compliance Costs or any claim arising out of Environmental Laws, Purchaser shall:

            (i)   allow Unocal and its agents access to any facility:

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

            (ii) assist Unocal, as requested, in negotiations with third parties;

            (iii) make all books and records related to products, environmental incidents and other documents related to Chemical Substances available to Unocal;

            (iv) allow Unocal reasonable use of its Real Estate for the purpose of investigations, construction, repairs, maintenance and remedial action with respect to the above Claims without rent or other charge.

      (c) Any information obtained under this Section 9.11 shall be kept confidential, except as may be otherwise necessary in connection with the handling of a Claim, the conduct of an audit, or other proceeding.

      (d) Each party shall bear all costs and expenses incurred as a result of its request for assistance over and above the Further Assurances or cooperation contemplated in Sections 9.2 or this Section 9.11.

      (e) (i) With respect to all sites acquired by Purchaser under this Agreement, nothing herein shall prevent Purchaser from making any report or performing any act which, in Purchaser's sole discretion, it determines is required by law; provided however, without limiting said discretion, that where circumstances reasonably permit, Purchaser shall first inform consider its views, including any offer said report or perform said act by Unocal where said report or act may be related to Retained Liability, Claim or to Purchaser's knowledge, potential Claim against Unocal. In any event, except for a Release after the Effective Time as provided below, Purchaser shall simultaneously with any report to a government agency of any information which may be related to a Retained Liability, Claim or potential Claim against Unocal, report such information to Unocal, including but not limited to copies of all written materials provided to the agency. All Releases after the Effective Time reportable to a governmental agency shall be reported to Unocal, as soon as practical but in any event within two (2) business days after the Release;

            (ii) Further, Purchaser shall maintain a program to record all observable and otherwise detected Releases, including time, date, specific location, Chemical Substance, quantity, source, cause, and witnesses, test data, and measurements where applicable. Such information and related reports and investigations shall be maintained in a readily accessible manner and available to audit by Unocal on request. The program described in this Section shall continue and all such

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

            information described in this Section shall be retained until all obligations of Unocal under this Agreement are satisfied. Unocal shall meet all requirements of this Section 9.11(e) as to each Category B Property, subject to audit by Purchaser until title to the specific Property is transferred or the Option to Purchase Agreement or Option to Assume Lease for said Property expires. Purchaser may also audit all historical data, to the extent available, subject to this Section 9.11(e)(ii), as to both Category A and B Properties.

      (f) Except as provided in Section 9.11(e) and (f), with respect to Unocal's Retained Liabilities, or Claims or potential Claims against Unocal under this Agreement, Purchaser will not communicate with any government agency except as agreed to by Unocal in writing, or otherwise seek to influence the remedy selection or requirements of any Workplan, order, or permit issued by or subject to approval by any government agency. Nothing in the foregoing shall limit Purchaser's right to seek to influence the content of any legislative or regulatory proposal. Unocal shall copy Purchaser on all written correspondence with government agencies relating to Workplan requirements. Unocal also shall keep Purchaser advised on all material Workplan proposals. Purchaser may submit written suggestions with respect thereto. Unocal will not unreasonably refuse to accept the suggestions of Purchaser with respect thereto; provided, however, that the decision of Unocal to submit to the appropriate governmental agency, and to proceed with any Workplan which is approved (or subsequently approved) by the appropriate governmental agency shall be presumed to be reasonable subject to rebuttal by Purchaser, provide further, that said presumption shall not apply to any proposed Workplan requirements which Purchaser shows will materially interfere with the operations of Purchaser at such site.

9.12 Preparation of Returns

Unocal shall be responsible for filing all ad valorem tax returns for Assets held on assessment date January l, 1992, or such other assessment date prior to the Effective Time. Purchaser shall be responsible for filing all other returns required to be filed with respect to the Assets after the Closing Date, except those returns that Unocal is required by federal, state or local laws to file upon disposition of the Assets and Operations. Unocal will reimburse Purchaser within thirty (30) days after detailed invoice for any taxes paid (other than interest and penalties) to the extent attributable to the Assets for any time prior to the Effective Time. Purchaser will reimburse Unocal within thirty (30) days after detailed invoice for any taxes paid (other than interest and penalties) to the extent attributable to the Assets for any time after the Effective Time.

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

9.13 Removal of Non-Conforming Inventory and Stored Waste

Subject to Purchaser's obligations under this Agreement with respect to Taking Category B Properties Out of Service, within ninety days after the actual transfer of an individual parcel of Category A Property or Category B Property to Purchaser, or within the time required by Environmental Laws, whichever is earlier, Unocal will remove all Non-Conforming Inventory and Waste remaining at such location and, at Unocal's sole cost and expense, sell or dispose of the same in accordance with Environmental Laws and Legal Requirements. All risk of loss and responsibility for such NonConforming Inventory and Waste shall be the sole responsibility of Unocal. Nothing herein shall accelerate the time for Unocal to respond to any Environmental Cleanup Liability or affect the obligation of Purchaser to comply with the Claim Notice procedure in Article Seven with respect to any Environmental Cleanup Liability or limit any investigation or remedial action (including the storage, handling, treatment or disposal of materials generated in the course of Unocal's performance of such investigation or remedial action) pursuant to a Workplan (including a Workplan covering investigation) as defined in Section 2.6.

9.14 Carteret

Once unocal's Environmental Cleanup Liability is satisfied, Purchaser shall add or substitute its name on any consent order or Workplan and will provide adequate bond letter of credit or other security as determined by the relevant authorities which shall be sufficient to allow Unocal to remove or cancel any such bond, letter of credit or other security it has in effect.


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

                           ARTICLE TEN - MISCELLANEOUS

10.1  Like Kind Exchange

Unocal shall have the option, at or before Closing, to structure the closing of this transaction in such a manner so as to qualify, in whole or in part, as a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986 (as amended). Purchaser will cooperate with Unocal in facilitating a like kind exchange. If Unocal desires such an exchange, Unocal shall timely notify Purchaser, in writing, of its intent and Unocal shall be responsible for arrangement of the structure of the exchange, compliance with time limits on like kind exchanges, the preparation of the appropriate documents to complete the transaction, and all additional costs, including costs to Purchaser, directly related thereto.

10.2  Publicity

At all times prior to the Closing Date, Unocal and Purchaser shall cooperate with the other in the development and distribution of all news releases and other public disclosures relating to the proposed transactions and to ensure that no such releases or disclosures are made without prior notice to the other party; provided that any party may make all disclosures which in its reasonable opinion are required or prudent under applicable Legal Requirements, including, but not limited to, regulations of the Securities and Exchange Commission.

10.3 No Shopping

Prior to the Closing Date or termination of this Agreement, Unocal agrees that it shall not, directly or indirectly,

      (a) solicit or initiate the submission of proposals or offers from any other Person relating to a possible disposition of any of the Assets or Operations;

      (b) solicit, initiate or enter into discussions relating to a possible disposition of any of the Assets or Operations;

      (c) furnish to any other Person any information (not already in the public domain) relating to the Assets or Operations; or

      (d) assist, participate in, facilitate or encourage any effort or attempt by any other Person to do or seek any of the foregoing, except in each case as may be required by any applicable Legal Requirement or in connection with contractual obligations entered into in the ordinary and usual course of business.

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

10.4  Confidentiality. Nondisclosure and Noninterference

      (a) Each of Unocal and Purchaser (and their respective Affiliates) acknowledges that the information and materials (collectively, the "Confidential Information") disclosed or made available to it by, and relating to, the other (and its Affiliates) prior to the Closing Date is confidential.

      (b) Each of Unocal and Purchaser (and their respective Affiliates) shall use reasonable efforts not to make any disclosure of the Confidential Information to any Person other than officers, employees, advisers and representatives to whom such disclosure is necessary or convenient for the completion of the transactions contemplated by this Agreement or any of the Related Agreements and except as may be required by a court of competent jurisdiction or governmental agency. Each of Unocal and Purchaser (and their respective Affiliates) shall appropriately notify each officer, employee, adviser and representative to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence.

      (c) Each of Unocal and Purchaser (and their respective Affiliates) agrees to use diligent efforts in accordance with customary and reasonable commercial practice and at least with the same degree of skill and care that it would manifest in protection of its own confidential information to protect the Confidential Information.

      (d) Each of Unocal and Purchaser (and their respective Affiliates) shall notify the other promptly in the event that it becomes aware of the unauthorized possession or use of the Confidential Information (or any part thereof) by any third Person, including any of its officers, employees, advisers or representatives. Each of Unocal and Purchaser (and their respective Affiliates) shall cooperate with the other in connection with the other's efforts to terminate or prevent such unauthorized possession or use of its Confidential Information.
      Each of Unocal and Purchaser (and their respective Affiliates) shall pay the other's reasonable out-of-pocket expenses in so cooperating with the payor in protecting its Confidential Information unless the unauthorized possession or use of the Confidential Information resulted from the willful misconduct or gross negligence of the party otherwise entitled to reimbursement of its expenses.

      (e) Each of Unocal and Purchaser (and their respective Affiliates) acknowledges that the other will suffer injury for which the other will not have an adequate remedy at law in the event of a breach of the provisions of this Section 10.4, and that the other shall be entitled to injunctive relief as is reasonably necessary to prevent or curtail such breach, whether actual or threatened; provided that, in no event (including, but not limited to a willful breach of

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

      this Agreement by Unocal or Purchaser, respectively) shall Unocal or Purchaser (or their respective Affiliates) be prevented from exercising all of the rights granted to it hereunder.

      (f) Notwithstanding any other provision of this Agreement, the obligations of each of Unocal and Purchaser (and their respective Affiliates) to maintain the confidentiality of the Confidential Information shall not apply to any portion of the Confidential Information that:

            (i) was in the public domain at the time of its disclosure to such party;

            (ii)  enters the public domain through no fault of such party;

            (iii) was communicated to such party by a third party free of any obligation or confidence known to such party;

            (iv) was developed by officers, employees or advisers or representatives of such party independently of and without reference to the Confidential Information; or

            (v) was in the possession of such party prior to its disclosure to such party by the other party.

      (g) The obligations of Unocal and Purchaser (and their respective Affiliates) pursuant to this Section 10.4 shall survive the Closing and the consummation of the transactions contemplated by this Agreement or any of the Related Agreements with respect to Purchaser. After the Closing, Purchaser shall be free of any obligation with respect to confidential information related to the Chemicals Distribution Business. In the event of any inconsistency between the provisions of this Section 10.4 and the confidentiality provisions of any Related Agreement, the provisions of the Related Agreement shall control with respect to any matters addressed by such Related Agreement.

      (h) The provisions of Section 10.4 supersede the July 1, 1991 confidentiality agreement entered into between Unocal and Purchaser.

            (i) Unocal and its Affiliates shall after the Closing Date hold in strictest confidence, and not disclose (except as may be required by law or becomes lawfully obtainable from other sources), confidential data, and other information relating to the Chemicals Distribution Business including but not limited to the finances, products, services, representatives, suppliers. distributors and customers of the Chemicals


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
            Distribution Business or comprising any part of the Assets and Operations; and

            (ii) Unocal and its Affiliates shall not, for a period of five
            (5) years after the Closing Date, without the prior written consent of Purchaser, directly or knowingly induce any supplier, employee, agent or other representative or associate of Purchaser involved in the Chemicals Distribution Business as conducted by Purchaser to terminate their relationship with Purchaser.

10.5 Costs and Expenses

Except as expressly provided herein or in any Related Agreement, each of the parties to this Agreement and the Related Agreements shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the Related Agreements and the transactions provided for hereby and thereby.

10.6 Notices

All notices or other communications required or permitted by this Agreement shall be effective upon receipt and shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, or sent by telex or facsimile, as follows:

      If to Unocal:

            Union Oil Company of California
            1201 W. 5th Street, P.O. Box 7600
            Los Angeles, California 90051
            Attn: Vice President, Corporate Budgets, Planning and Economics
            Telex: 188334
            Facsimile: (213)977-7468

            With a copy to:

            Union Oil Company of California
            1201 W. 5th Street, P.O. Box 7600
            Los Angeles, California 90051
            Attn: General Counsel
            Telex: 188334
            Facsimile: (213)977-7527


      If to Purchaser:

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

            Ashland Chemical, Inc.
            5200 Blazer Parkway
            Dublin, Ohio  43107
            Attn: President
            Telex: 245385
            Facsimile: (614)889-3823

            With a copy to:

            Ashland Chemical, Inc.
            5200 Blazer Parkway
            Dublin, Ohio  43017
            Attn: General Counsel
            Telex: 245385
            Facsimile: (614) 889-4268


or to such other address as hereafter shall be furnished as provided in this
Section 10.6 by any of the parties hereto to the other parties hereto.

Notification shall be in accordance with Section 10.17.

10.7  Assignment

      (a) Except as provided in Section 10.7(c) or the Options to Purchase Agreement and the Options to Assume Lease, neither Unocal nor Purchaser can assign any of its rights or benefits or delegate any of its duties or obligations hereunder without the prior written consent of the other, and any attempted assignment or delegation which is not permitted under such Section shall be null, void and without effect. Such consent shall not be unreasonably withheld.

      (b) This Agreement may be assigned by Purchaser to an Affiliate of Purchaser or upon the merger, consolidation or transfer by Purchaser of all or substantially all of the assets of the Chemicals Distribution Business to which this Agreement relates. The rights, benefits, duties and obligations of each party hereto shall inure to the benefit of, and be binding upon, any successors, assigns or delegates permitted under Section 10.7(c).

      (c) Any party hereto may delegate any of its duties or obligations hereunder to any Person, but except as otherwise provided herein such party shall remain liable for the full performance of such duties and obligations. Unocal may assign its rights, benefits, duties and obligations under this Agreement without Purchaser's prior written consent if Unocal elects to structure the Closing as a like kind exchange, as provided in Section 10.1. Any party hereto may assign or delegate any of its rights, benefits, duties or obligations hereunder

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February 14, 1992

            (i) to any Person if it has received the prior written consent provided for in Section 10.7(a),

            (ii) to its legal successor if it merges (whether or not it is the surviving corporation) or consolidates with one or more other corporations or

            (iii) to any Person to whom it has made any sale, lease, transfer or other disposition of all or substantially all of its assets;

      provided, however, that no party may make an assignment or delegation described in clauses (ii) and (iii) above unless there are delivered to the other parties hereto such written assumptions, affirmations and/or legal opinions as such other parties may reasonably request to preserve their rights and remedies hereunder.

10.8 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

10.9 Entire Agreement

This Agreement sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement discussion, negotiation or statement of intent, whether written or oral.

10.10 Headings

The headings contained in this Agreement are for convenience of reference only and do not qualify or affect in any way the meaning or interpretation of this Agreement.

10.11 Schedules

The Schedules and Exhibits contained in the executed bound volumes shall be deemed to be a part of this Agreement. The listing of any item on a Schedule or Exhibit to this Agreement does not constitute an admission by the party providing the Schedule that such item is material to the Assets and/or Operations.

10.12 Governing Law

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California as though all parties had created it


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

10.13 No Third Party Rights

This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto, except as expressly provided to the contrary elsewhere in this Agreement.

10.14 Limitation of Liability

Nothing contained in this Agreement will restrict either party from initiating any action seeking specific performance or injunctive relief for the breach of any of the terms of this Agreement.

10.15 Waivers and Amendments

No waiver of any portion of this Agreement shall be deemed to have been made by any party of any of its rights under this Agreement unless the same shall be by a written notice that expressly refers to this Section and is signed on its behalf by its authorized officer. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. This Agreement shall not be amended or modified except by an instrument in writing signed by the party against whom enforcement is sought.

10.16 Severability

If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement or Related Agreements to be illegal, invalid, void or unenforceable, such holding shall in no way affect the validity and enforceability of the remainder of this Agreement or Related Agreements to the fullest extent permitted by law as if this Agreement or Related Agreements did not at the time of execution contain the part, term or provision held to be invalid.

10.17 Time Computation

In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which said period of time runs shall be excluded and the last day of such period shall be included, unless it is not a business day, in which case, the period shall be deemed to run until the end of the next day which is a business day. The term "business day" as used herein means a calendar day other than a Saturday, Sunday or legal holiday observed by the Lawyers Title Insurance Company.

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

correctness of any report or payment under this Article, or to obtain information as to the amounts payable in case of failure to report or pay. Any such accountant shall sign a confidentiality agreement agreeable to Unocal prior to his or her access to any Unocal document or information.

12.5 This Article 12 shall be binding upon Unocal and its Affiliates, and upon the successor to, or tansferee of, substantially all the business comprising Unocal's hydrocarbon sales business, and to Unocal's assignee of the Hydrocarbon Supply Agreement, or either of them.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.


ATTEST:                                    UNION OIL COMPANY OF CALIFORNIA

/s/                                        By: /s/
-----------------------------                ---------------------------------
                                           Title: Group Vice President
                                                ------------------------------

ATTEST:                                    ASHLAND CHEMICAL, INC.

/s/ Robert G. O'Brien                      By: /s/
-----------------------------                 --------------------------------
Assistant Secretary                        Title: Group Vice President
                                                ------------------------------


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

                              (UNOCAL LETTERHEAD)


                                                February 14, 1992

                                                Phillip D. Askettle
                                                Group Vice President
                                                Ashland Chemical, Inc.
                                                P. O. Box 2219
                                                Columbus, Ohio  43216

Dear Mr. Ashkettle:

In accordance with Article IV (Successor Clause) of the Agreement between Unocal Chemicals Division, Union Oil Company of California, representing our Conshohocken Distribution Plant and Truck Drivers, Chauffeurs and Helpers Local Union No. 384, (affiliated with the Eastern Conference of Teamsters and International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America located in Norristown, Pa.), this letter shall constitute notice of the existence of said Agreement.

                                                         Very truly yours,

                                                         /s/ N.E. Lynam
                                                         ---------------------

NEL/sl
cc: Truck Drivers, Chauffeurs
    and Helpers Union No. 384

                                LIST OF EXHIBITS


      Exhibit  A   -   Asset Bill of Sale

      Exhibit  B   -   Assets Transferred

      Exhibit  C   -   Inventory Bill of Sale

      Exhibit  D   -   Kansas City Lease

      Exhibit  E   -   Software License Agreement

      Exhibit  F   -   Options to Purchase

      Exhibit  G   -   Options to Assume Leases

      Exhibit  H   -   Trade Accounts Payable Assumption

      Exhibit  I   -   Trade Accounts Receivable Assignment

      Exhibit  J   -   Operating Agreement

      Exhibit  K   -   Hydrocarbon Supply

      Exhibit  L   -   Assignment and Assumption of Leases

      Exhibit  M   -   Taking Category B Property Out of Service

      Exhibit  N   -   Deeds

      Exhibit  O   -   The Offer Letter

      Exhibit  P   -   Opinion of Counsel for Unocal

      Exhibit  Q   -   Opinion of Counsel for Purchaser

      Exhibit  R   -   Bridging Services Agreement

      Exhibit  S   -   Carteret Operating Agreement

      Exhibit  T   -   Certificate of No Additional Liens and
                       Encumbrances

      Exhibit  U   -   Clark, New Jersey Sublease

      Exhibit  V   -   Conshohocken Operating Agreement